ARTHUR ANDERSEN LLP


                                APPRAISAL OF THE

                                    SHILO INN

                              1501 N.W. 40TH PLACE
                      LINCOLN CITY, LINCOLN COUNTY, OREGON

                              As of AUGUST 14, 1997


                                  Prepared For:

                      Merrill Lynch Mortgage Capital, Inc.


                                  Prepared By:

                               Arthur Andersen LLP
                            711 Louisiana, Suite 1300
                              Houston, Texas 77002

                                     ARTHUR
                                    ANDERSEN
                                                           ---------------------
                                                           Arthur Andersen LLP
August 25, 1997                                            ---------------------
                                                           Suite 1300
Mr. James-Robert Sellinger                                 711 Louisiana Street
Merrill Lynch Mortgage Capital, Inc.                       Houston TX 77002-2786
100 Church Street                                          713 237 2323
18th Floor
New York, New York 10080-6518

Re: Shilo Inn, 1501 N.W. 40th Place, Lincoln City, Lincoln County, Oregon

Dear Mr. Sellinger:

In accordance with your request, we have performed a complete, self-contained narrative appraisal of the Shilo Inn located at 1501 N.W. 40th Place in Lincoln City, Lincoln County, Oregon. The subject property is a full-service hotel with 185 guest rooms and 61 suite rooms totaling 246 guest rooms. The improvements are situated on 9.00 acres of land.

The purpose of this appraisal is to estimate the market value of the fee simple interest in the property on a going-concern basis, as of August 14, 1997. Furthermore, we have also been requested to provide a breakdown of the following values that make-up the "going-concern" value of the subject property:

      1.    Value of the Furniture, Fixtures and Equipment; and

      2.    Value of the Real Property.

It is our understanding that the function of this report is to assist management of Merrill Lynch Mortgage Capital, Inc. in making a business decision on the property. According to Merrill Lynch Mortgage Capital, Inc. guidelines:

o the Report may be relied upon by Merrill Lynch Mortgage Capital, Inc. in determining whether to make a loan evidenced by a note (the "Property Note") secured by the Property

o the Report may be relied upon by any purchaser in determining whether to purchase the Property Note for this transaction from the undersigned

o the Report may be relied upon by any Rating Agency in rating securities issued by the undersigned and representing an interest in the Mortgage Note

o the Report may be included with and referred to in materials offering the Property Note or an interest in the property Note for Sale.

This report can only be used for the purposes stated and only by our client. This report was prepared in accordance with FIRREA/USPAP guidelines.


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                                     ARTHUR
                                    ANDERSEN

Mr. Sellinger
August 25, 1997


The accompanying report, of which this letter is a part, describes the building improvements and methods of appraisal, and contains pertinent data considered in reaching our value conclusions. The opinion of value is subject to the attached certification, special assumptions and statement of general assumptions and limiting conditions.

Based on our analysis, the market value of the fee simple interest in the subject property on a going-concern basis, as of August 14, 1997, was:

                  THIRTY MILLION FIVE HUNDRED THOUSAND DOLLARS
                                  $30,500,000*

* This value includes an allocation of $1,040,000 for the furniture, fixtures and equipment.

Our appraisal of the property, including the general assumptions and limiting conditions, is detailed in the attached report. We appreciate the opportunity to perform this valuation service for Merrill Lynch Mortgage Capital, Inc.


/s/ Arthur Andersen LLP

Attachments


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                               EXECUTIVE SUMMARY

Identification

Subject Property:                         Shilo Inn, located at 1501 N.W. 40th
                                          Place, Lincoln City, Lincoln County,
                                          Oregon

Purpose of Appraisal:                     To estimate the market value of the
                                          fee simple interest in the subject
                                          property on a going-concern basis

Owner of Record:                          Mr. Mark S. Hemstreet

Date of Primary Inspection:               August 14, 1997

Physical Data

Number of Guest Rooms:
      Guest Rooms                         185
      Suite Rooms                          61
                                          ---
      Total                               246

Year Completed:                           1968, 1972 and 1995

Gross Building Area (GBA):
      Building A                           54,872 square feet
      Building B                           19,620 square feet
      Building C                           19,440 square feet
      Building D                           25,200 square feet
      Office                                2,232 square feet
      Restaurant/Lounge                    16,730 square feet
      Pool/Spa Building                     3,636 square feet
                                          -------------------
      Total                               141,730 square feet

Number of Stories:                        3 and 4

Number of Parking Spaces:                 Approximately 250 open parking spaces

Parking Ratio:                            1.00 spaces per room

Land Area:                                9.00 acres, or approximately 392,040
                                          Sq. Ft.

Exposure Period:                          12 months

Highest and Best Use
    Site As Vacant:                       Develop with a hotel
    Property As Improved:                 Existing use as a hotel


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Property Condition and Appeal:            Overall, the subject property is in
                                          good condition; all electrical and
                                          mechanical systems appear to be
                                          working well.

Economic Data

Occupancy:                                57.0% 12 months ending May 1997

Average Daily Rate (ADR):                 $101.27 12 months ending May 1997

Critical Valuation Assumptions

Occupancy Rate At Stabilized:             60%

Average Daily Rate:                       $105.00

Gross Room Revenue:                       $5,656,7700

Net Operating Income:                     $3,091,574

Capitalization Rate:                      10.00%

Room Revenue Multiplier (RRM):            5.2

Sale Price Per Room:                      $121,138 Average

Value Indications

                                            Aggregate            Per Room
                                            ---------            --------
Income Approach:
 Direct Capitalization                    $30,900,000            $125,610
 Discounted Cash Flow                     $30,300,000            $123,171

Sales Comparison Approach:                $29,400,000            $119,512
 RRM Technique                            $29,400,000            $119,512
 Sale Price Per Room Technique            $29,800,000            $121,138

Cost Approach:                            $29,500,000            $119,919
 Land Value                                $4,700,000           $12.00 PSF

Insurable Value:                          $17,487,866

Final Value Estimate:                     $30,500,000            $123,984

Final Value Allocation
 Real Property:                           $29,460,000
 Personal Property (FF&E):                 $1,040,000
                                          -----------
Total                                     $30,500,000


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                               TABLE OF CONTENTS

LETTER OF TRANSMITTAL ....................................................... i
INTRODUCTION ................................................................ 1
     Property Rights Appraised .............................................. 1
     Definitions ............................................................ 1
     Ownership History ...................................................... 2
     Date of Value .......................................................... 2
     Scope of the Appraisal ................................................. 2
     Exposure Time .......................................................... 3
DESCRIPTIVE INFORMATION ..................................................... 4
     Site Analysis .......................................................... 4
     Improvement Analysis ................................................... 5
HOSPITALITY MARKET ANALYSIS ................................................. 8
     Introduction ........................................................... 8
     National Hospitality Market ............................................ 8
     Metropolitan Area Analysis ............................................. 10
     Overall Lincoln City Hospitality Market ................................ 13
     Subject's Competitive Group (SCG) ...................................... 13
     Characteristics that Distinguish the SCG ............................... 13
     History of the SCG ..................................................... 19
     Prospects for New Construction within the SCG .......................... 19
     Demand Indicators ...................................................... 20
     Competitive Position ................................................... 20
     Fair Share Analysis .................................................... 21
HIGHEST AND BEST USE ........................................................ 23
INCOME APPROACH TO VALUE .................................................... 25
     Direct Capitalization Technique ........................................ 25
     Capitalization Rate Analysis ........................................... 29
     Conclusion - Direct Capitalization ..................................... 31
     Discounted Cash Flow Method ............................................ 32
     Discounted Cash Flow Method Conclusion ................................. 36
SALES COMPARISON APPROACH ................................................... 37
     Room Revenue Multiplier (RRM) Technique ................................ 40
     Sale Price Per Room Technique .......................................... 41
     Conclusion - Sales Comparison Approach ................................. 43
COST APPROACH TO VALUE ...................................................... 44
     Land Valuation ......................................................... 44
     Replacement Cost New ................................................... 49
     Accrued Depreciation ................................................... 49
     Furniture, Fixtures and Equipment (FF&E) ............................... 51
RECONCILIATION AND FINAL VALUE ESTIMATE ..................................... 53
CERTIFICATION ............................................................... 55
STATEMENT OF GENERAL ASSUMPTIONS AND LIMITING CONDITIONS .................... 56


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ADDENDA ..................................................................... 59
o     Land Sales
o     Improved Sales
o     State of Oregon Temporary Practice Registration
o     Insurable Value
o     Subject Photographs
o     Loan Committee Presentation


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

                                [PHOTO OMITTED]

                               View of building A

                                [PHOTO OMITTED]

                           View of buildings B and C

ARTHUR                                                                   Subject
ANDERSEN                                                             Photographs

                                [PHOTO OMITTED]

                                  INTRODUCTION

Property Rights Appraised

Since the property is appraised as a going-concern, we assume all property rights which can be owned are included in our estimate of market value. The property rights included are as follows:

      1.    Rights in Real Estate
            - land, site improvements and building improvements;

      2.    Rights in Tangible Personal Property
            - furniture, fixtures and equipment;

Any separate indications that are developed as an allocation of total value on a going-concern basis are not meant to reflect the intrinsic value of each component if sold on a liquidation basis. They should be interpreted as the approximate contributory value to overall property value as a going-concern.

Definitions

Our appraisal conclusions are subject to the definition of value below and the Statement of General Assumptions and Limiting Conditions and Special Assumption that follow the Certification. Market value, as used herein, is defined by Federal Deposit Insurance Corporation (FDIC) Regulations, 12 CFR-323.2(g). as:

      The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      1.    buyer and seller are typically motivated;

      2. both parties are well informed or well advised, and acting in what they consider their own best interests;

      3.    a reasonable time is allowed for exposure in the open market;

      4. payment is made in terms of cash in US dollars or in terms of financial arrangements comparable thereto; and

      5. the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.


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Going-concern value, as used herein, is defined by The Dictionary of Real Estate
Appraisal, Third Edition, Appraisal Institute as:

      The value created by a proven property operation; considered as a separate entity to be valued with a specific business establishment.

Ownership History

The current owner of record is Mark S. Hemstreet. The subject was purchased on June 1, 1986 by Mr. Hemstreet from International Dunes Company for a reported $4,800,000. After the sale, Mr. Hemstreet renovated the three older buildings and built 61 suite rooms next to the existing buildings. In addition, the restaurant, pool building, office and the older guest rooms have recently been renovated and included all new furniture, beds, addition of refrigerators, microwaves, new televisions with video players, an ironing board setup, exterior painting, roof replacement on the restaurant and office, interior renovation to the pool room, interior painting in the restaurant and lounge area, interior painting in the meeting rooms and other miscellaneous repairs. In addition, the parking lot will be repaved in the next year. Total renovation costs were $2,000,000 which represents $10,811 per room.

To the best of our knowledge there have been no other sale transactions involving the subject over the past three years.

Date of Value

The property was inspected by Darrell J. Kelsoe on August 14, 1997, the effective date of our value opinion. Mr. David H. Trahan, MAI, did not inspect the subject property but has reviewed the data, and analysis in this report and concurs with the value conclusion.

Scope of the Appraisal

This is a complete appraisal and a self-contained, narrative appraisal report which has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice, 1994 Edition, Definitions Section. The definition of a complete appraisal and a self-contained appraisal report are as follows:

            Complete Appraisal: The act or process of estimating value or an estimate of value performed without invoking the Departure Provision.

            Self-Contained Appraisal Report: A written report prepared under Standards Rule 2-2(a) of a Complete or Limited Appraisal performed under Standard 1.

Within this analysis, we have used the three approaches to value. We were provided unaudited operating statements for the property for calendar years 1995, 1996 and the rolling 12 months ending May 31, 1997, as well as, a projected 1997 operating statement. We have assumed that the information received accurately reflects the historical operating performance of the subject.


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In the course of our investigation, we consulted city and county offices for information about zoning and growth trends, we contacted the Lincoln County assessor's office for tax and assessment data, examined the market area and inspected the property to evaluate its condition, functional qualities and market appeal. We also consulted local real estate offices for comparable sales and offerings. We did not inspect the land sales due to their location along the Oregon coast. In addition, the improved sales utilized were regional hotels sales located along the Pacific Northwest; therefore, an inspection was not performed. We confirmed the land and improved sales with the seller, buyer, broker, local appraiser or a participating attorney. We attempted to verify all of the terms of each improved sale. Finally, we collated and applied the resulting information in the valuation process.

Exposure Time

In accordance with the Uniform Standards of Professional Appraisal Practice, 1996 Edition, Definitions Section the exposure period is as follows:

            "the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal; a retrospective estimate based upon an analysis of past events assuming a competitive and open market."

The hotel industry has improved over the past year with many buyers actively seeking properties. Some of the most sought after properties are chain-affiliated properties, and an adequate number of buyers and adequate capital are in the market such that it is reasonably active. Although the subject trade area has had few sales in the recent past, only one hotel (Ashley
Inn) has been completed over the past five years. This hotel is located on Highway 101 and does not compete with the subject. Korpacz Real Estate Investor Survey, 1st Quarter 1997 reports a range of 3 to 9 months. However, with the current volume of product delivery and the capital that is currently in the market, we could see slightly weaker marketing conditions at stabilization, over two years hence. Therefore, we believe an exposure time of 12 months or less is reasonable considering the subject's premier location along the Pacific Ocean.


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                            DESCRIPTIVE INFORMATION

Site Analysis

The following summary is based on our physical inspection and research in local city and government offices. We were not provided a survey of the subject site.

Location:                                 1501 N.W. 40th Place
                                          Lincoln City, Lincoln County, Oregon

Shape:                                    Slightly Irregular

Frontage:                                 Approximately 680' along the west side
                                          of N.W. 40th Place, approximately 226'
                                          along the west side of N.W. Jetty Road
                                          (private road) and approximately
                                          1,023' along the Pacific Ocean.

Size:                                     9.00 acres or 392,040 square feet

Access/Visibility:                        The site has good access and
                                          visibility from N.W. 40th Place

Topography:                               Slightly sloping from east to west.
                                          The sloping is not considered to be a
                                          detriment to development. Drainage
                                          appears adequate and is facilitated by
                                          the sloping.

Apparent Soil and Subsoil Conditions:     Due to the Pacific Ocean's tides and
                                          weather, the beach frontage has had
                                          erosion problems. These problems have
                                          been addressed by the installation of
                                          riprap along the bank and covered with
                                          fill. This is expected to stabilize
                                          the soil erosion.

Flood Plain:                              The subject site is located within
                                          zone AO and V14 which is in a high
                                          wave velocity zone. (Flood Insurance
                                          Rate Map 4101300001 B, dated April 17,
                                          1978)

Utilities:                                All available

Zoning: R-C, Recreational Commercial by the city of Lincoln City. Allowed uses include residential, condominiums, hotel/motel, retail and other commercial uses.


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Improvement Analysis

The improvements are located along the Pacific Ocean with the majority of the rooms having an ocean view. The suite hotel building has balconies and all of the rooms front toward the Pacific Ocean. The overall property is in good condition, based on a physical inspection, and has recently undergone a $2,000,000 renovation. Buildings B, C and D are three floors with Building A being four floors. In addition to the guest rooms, there is a restaurant/lounge building with lower level conference/meeting rooms and upper level dining and lounge. There is a centrally located pool/spa/sauna building with two restrooms equipped with showers. There is also a registration lobby building with board room and administrative offices. The parking area has adequate spaces for the guests. There are no physical inadequacies noted which would affect the value estimate.

The following summary is based on our physical inspection of the property and information provided by the management and is assumed to be accurate. No "as-is" survey was available.

Date of Construction:
      Restaurant/Lounge:               1968
      Pool:                            1968
      Office:                          1968
      Buildings B and C:               1968
      Building D:                      1972
      Building A:                      1995

Area and Room Mix:
      Gross Area:                      141,730 square feet (provided by client)

      Room Mix:
      Building A                       Double/Queen           41
                                       King                   16
                                       Queen                   4
                                                              --
                                       Total                  61

      Building B                       Double/Double          34
                                       King                   14
                                                              --
                                       Total                  48

      Building C                       Double/Double          35
                                       King                   13
                                                              --
                                       Total                  48

      Building D                       Single                 83
                                       Double/Double           6
                                                              --
                                       Total                  89

Total Rooms                                                  246


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Restaurant (No. of seats):                200

Lounge (No. of seats):                    50

Meeting/Ballrooms (Total size):           4 meeting/ball rooms, with a total of
                                          7,595 square feet.

Fire Protection:                          Smoke alarms and fire extinguishers in
                                          Buildings B, C and D. Building A is
                                          fully sprinklered with smoke alarms.

Construction Features:                    Three, three-story buildings with
                                          vinyl siding and wood siding and
                                          decorative stone accents. Building A
                                          is concrete block with stucco exterior
                                          finish.

Lobby Interior Finish:                    Ceramic tile flooring, incandescent
                                          lighting, sheetrock walls and ceiling;
                                          registration desk located within lobby
                                          area; general manager's office located
                                          just off registration desk; central
                                          heat in the common areas.

Guest Room Interior Finish:               Carpet in bedroom area and ceramic
                                          tile flooring in bathroom area;
                                          painted or wallpapered sheet rock
                                          walls and ceilings with incandescent
                                          lighting and light fixtures. Buildings
                                          B, C and D have heat only with no air
                                          conditioning. Building A has
                                          individual central air conditioning
                                          and heating units in all rooms.

Pool Area:                                Indoor pool and spa area with dry and
                                          wet saunas, tile flooring and stucco
                                          over concrete block walls.

Site Improvements:                        Asphalt parking with approximately 250
                                          spaces, concrete sidewalks,
                                          landscaping, and outdoor lighting.

Ancillary Structures:                     None

Condition:                                Based on a physical inspection and
                                          conversation with Mr. David Simpson
                                          and Mr. Mark Barney with Shilo Inns,
                                          the property is in good condition and
                                          recently under went a $2,000,000
                                          renovation. The renovation included
                                          all new furniture, beds, addition of
                                          refrigerators, microwaves, new
                                          televisions with video players, an
                                          ironing board setup, exterior
                                          painting, roof replacement on the
                                          restaurant and office, interior
                                          renovation to the pool room, interior
                                          painting in the restaurant and lounge
                                          area, interior painting in the meeting
                                          rooms


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                                          and other miscellaneous repairs. In
                                          addition, the parking lot will be
                                          repaved in the next year. Overall the
                                          structural improvements and FF&E are
                                          in good condition.

Functional Utility:                       Good


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                                   Site Plan

                               [GRAPHIC OMITTED]
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                          HOSPITALITY MARKET ANALYSIS

Introduction

The purpose of a Market Analysis is to analyze the market demand and supply in order to evaluate a property's market position for the purpose of estimating current and future occupancy and room rates. A property's income and occupancy performance is influenced by overall market conditions as well as the subject property's ability to compete in its market segment. Overall market conditions are influenced by population growth, business development and growth, tourism and the supply of hotel rooms within a city, submarket and peer group (referred to as the subject's competitive group, or SCG). The subject's economic performance and its ability to maintain its market position is a result of its specific attributes including overall quality, amenities, location and reputation in the marketplace.

To evaluate the factors that influence a property's income potential over a projection term, we begin at a macro level (or the city or metro level) and work to the micro level (or the subject level).

National Hospitality Market

Following is an overview of the hotel industry in the United States. The base text is from The Host Report, 1997 Report for the Year 1996, published by Smith Travel Research (STR). The chart on the following page summarizes key components and ratios of the US hospitality industry from 1990 through 1996.

The Host Report states that 1996 was the most successful year in terms of profitability in the history of the US lodging industry. As of year end 1996, hotel operators had experienced over 62 consecutive months of increasing occupancy, demand and room rates. This increased demand has helped the industry realize an $12.5 billion profit, the highest level of profitability in its history. Helping the industry attain such a level of profitability was the return to a higher level of operating efficiency and a significant reduction in fixed expenses, particularly interest expense. Other factors, such as higher occupancies and increases in ADRs that outpaced inflation, also helped to elevate the industry's level of profitability.

Following an improving industry typically comes new construction, as is the case with the hospitality industry. Since 1990, the number of rooms built in the US has increased every year. In 1992, there were approximately 3,107 upscale chains rooms built, as compared with 622 in 1993. This upward trend has continued by a compounded growth rate 29.63% from 1993 to 1996 in net room change (combines new construction with rooms converted to upscale chains). This excellent growth rate should continue and is evidenced by the construction of more mid-price and upscale hotels than in the past. The chart on the following page shows the number of upscale chains hotels that were constructed in from 1990 to 1996.


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                      MERRILL LYNCH MORTGAGE CAPITAL, INC.
                            SHILO INN - LINCOLN CITY
                        NATIONAL HOSPITALITY STATISTICS

-----------------------------------------------------------------------------------------------
                                 SELECTED PERFORMANCE MEASURES
                                     (All Class of Hotels)
        Change      Change      Average    Percent   Average Daily   Percent            Percent
Year   in Supply   in Demand   Occupancy    Change    Rate (ADR)      Change   REVPAR    Change
-----------------------------------------------------------------------------------------------
1990     3.2%         1.9%       63.5%      (1.1%)       $57.96        2.9%    $36.82     2.9%
1991     1.4%        (1.3%)      61.8%      (2.6%)       $58.08        0.2%    $35.91    (2.5%)
1992     0.7%         1.9%       62.6%       1.3%        $58.91        1.4%    $36.87     2.7%
1993     0.3%         1.7%       63.5%       1.4%        $60.53        2.8%    $38.42     4.2%
1994     1.0%         3.0%       64.7%       1.9%        $62.86        3.8%    $40.70     5.9%
1995     1.2%         1.7%       65.1%       0.6%        $65.81        4.7%    $42.83     5.2%
1996     2.1%         2.3%       65.2%       0.2%        $69.66        5.9%    $45.47     6.2%
-----------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 Upscale Chains

               Net Rooms          Net Room          Net Room         Ending Room
Year          Constructed       Conversions          Change           Inventory
--------------------------------------------------------------------------------
1990            12,313             3,698             16,011            207,407
1991             5,037              (134)             4,903            212,310
1992             3,107             1,777              4,884            217,194
1993               622             3,353              3,975            221,169
1994             1,830             5,654              7,484            228,653
1995             3,502             8,611             12,113            240,766
1996             7,843             3,381             11,224            251,990
--------------------------------------------------------------------------------

Source: The 1997 Host Report

As can be seen on the previous table:

o The change in demand is increasing at rates faster than the change in supply. This indicates that demand is increasing faster than new rooms are being constructed (at least for all class of hotels).

o Occupancy has increased steadily since 1991. As occupancy and demand increase, new construction should also increase.

o Since 1994, ADR has increased at levels higher than inflation (CPI). This also helps to stimulate profitability and new construction, as higher ADRs typically translate into higher margins and makes new construction more feasible.

Outlook - The results achieved by the United States hotel industry in 1996 suggest a strong market. It appears that the industry is cautious, however, and remembers its hard economic times in the early 1990s. New construction figures are about one-half the levels in the late 1980s, indicating that hotel operators are still somewhat skeptical about the improving market. An overall 65% occupancy rate is very healthy for hotels, and is the highest level since 1988. Therefore, the outlooks calls for continued growth in new construction, but a leveling of occupancy rates. We also believe that the rate of growth of ADRs should decrease to a level consistent with inflation.

Since this edition of the Host Report was released, we have observed significant new construction, primarily in the limited-service and suites segments. While we are unable to assemble more recent statistics on a national basis, we will address some of the more recent local construction trends in a later section.

Metropolitan Area Analysis

The subject property is located in Lincoln City, Oregon. As such, the subject is part of the Lincoln County Metropolitan Statistical Area (MSA). The Lincoln County MSA includes only Lincoln County and is located on the Oregon Coast and is bordered by 680 acre Devils Lake and the Coast Range on the east and the Pacific Ocean on the west. Lincoln City has 7.5 miles of beaches, the Salmon River to the north and the Siletz Bay and River to the south.

According to NPA Data Services, Inc., the population of Lincoln County grew at a compound annual rate of 0.99% during the 1980s; increasing from 35,440 in 1980 to 39,080 in 1990. NPA predicts that the population of Lincoln County will increase from 44,230 in 1995 to 48,300 in 2000, indicating a projected compound annual growth rate of 1.79%. In the year 2005, the population is estimated to grow to 52,020, indicating a projected compound annual growth rate of 1.48%. The following chart illustrates the population trends for the MSA.


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
                                    Population Trends and Projections
                                           Lincoln County MSA
--------------------------------------------------------------------------------------------------------
                                     Compound           Compound           Compound             Compound
                                      Annual             Annual             Annual               Annual
                   1980      1990     Change     1995    Change    2000     Change     2005      Change
--------------------------------------------------------------------------------------------------------
Lincoln MSA       35,440    39,080     0.99%    44,230    2.51%   48,330     1.79%    52,020      1.48%
--------------------------------------------------------------------------------------------------------

NOTE: The 1995 indication is estimated and the 2000 and 2005 indications are projected.

Source: NPA Data Services, Inc.

The following chart indicates the number of households, the number of persons per household, the income per household and the compound annual change in income per household for the Lincoln County MSA.

           Household and Income Statistics for the Lincoln County MSA
--------------------------------------------------------------------------------
Year           Number of          Persons Per       Income Per       Compound
               Households         Household         Household      Annual Change
--------------------------------------------------------------------------------
1970              9,420             2.76             $32,618           N/A
1980             14,660             2.42             $38,578          1.70%
1990             16,490             2.37             $39,001          0.11%
1995             18,720             2.36             $40,997          1.01%
2000             20,800             2.32             $43,403          1.15%
2005             22,750             2.29             $45,377          0.90%
--------------------------------------------------------------------------------

NOTE: The indication for 1995 is estimated and the indications for 2000-2025 are projected.

Source: NPA Data Services, Inc.

While the number of households increased during the 25 years from 1970 through 1995, the number of persons per household declined, reflecting a nationwide trend. These trends are expected to continue through the year 2005, although at a slower rate than experienced in the past. Household income increased by a compound annual rate of 1.70% during the 1970s. This rate of increase grew during the 1980s, but dropped in the 1990s to 1.01%. NPA Data Services, Inc. projects moderate increases in household income between 1995 and 2005.

Lincoln City has four transportation services. Central Coast Connections is the county sponsored bus transport and operates daily from Otis Junction, south to Yachats and east to Toledo and Siletz. The major roadway serving the county is 99W which extends into Portland and connects with Interstate Highway 5.


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                                      -11-
ARTHUR ANDERSEN LLP VALUATION SERVICES GROUP

The following graph shows the compound annual employment change rates for the Lincoln County MSA, the state of Oregon and the United States.

                    Compound Annual Employment Change Rates

                               [GRAPHIC OMITTED]

NOTE: The 1990-1995 indication is estimated and the 1995 through 2005 indications are projected.

Source: NPA Data Service, Inc

Lincoln City has two primary economic resources: tourism and retirement. Due to the mainstay being tourism, there are an abundance of restaurants, unique gift shops, galleries, clothing stores and several factory outlet stores. In addition, the 185,000 square foot Chinook Winds Siletz Tribal Gaming and Convention Center Casino is located in Lincoln City.

Due to the Lincoln City area being mainly tourism and a retirement community, employment growth is expected. During the 1995 through 2005 period, employment growth is projected to range from 1.88% to 2.27%, higher than the 1.33% to 1.45% range projected for the United States and in the range of the 1.71% to 1.98% projected for the state of Oregon.

In conclusion, Lincoln County and Lincoln City is primarily a tourist and retirement community located along the Oregon Coast. The population change from 1990 to 1995 was 0.99% which indicates a stable population growth with slight increases in the projected population from 1995 to 2000 of 2.51%. The county has relatively good access to Salem and Portland along 99W which connects with Interstate Highway 5. Given the tourist and retirement nature of Lincoln County, no rapid growth is indicated. Therefore, the short term outlook is for continued slow growth.


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                                      -12-
ARTHUR ANDERSEN LLP VALUATION SERVICES GROUP

Overall Lincoln City Hospitality Market

The subject is located within the Lincoln City Hospitality Market. According to Investment Trends, Second Quarter 1997 published by CCIM/Landauer, the subject is located within the Pacific Region of the United States. The following chart shows the regions performance with other regions.

--------------------------------------------------------------------------------
                                             Total        Median        Median
                Number of                  Inventory       Price         Price
Region            Sales     Total Price     (Rooms)    (In Thousand)    Per Room
--------------------------------------------------------------------------------
New England         1        $1,225,000         47      $1,225,000       $26,064
Mid-Atlantic        7       $86,500,000      1,226          $6,300       $45,000
Great Lakes         4        $8,025,000        640          $1,725       $15,693
Plains              3        $9,855,000        589          $3,150       $19,207
Southeast           9      $119,240,000      1,590          $4,650       $47,419
Southwest           3       $27,300,000        603          $9,300       $42,857
Mountain           10       $56,128,406      1,377          $5,313       $40,824
--------------------------------------------------------------------------------
Pacific            12       $98,020,000      1,778          $2,700       $36,119
--------------------------------------------------------------------------------
U.S. Total         49      $406,323,406      7,850          $3,850       $37,775
--------------------------------------------------------------------------------

As shown, the Pacific Region has experienced the highest number of sales with an overall sales price of $98,050,000 which equates to an average price per room of $36,119. This overall price per room is in the middle of the data set and represents the budget priced hotels. As shown in the Sales Comparison Approach, the upscale hotels sell for a much higher price per room.

Subject's Competitive Group (SCG)

In this analysis, we will examine activity for the group of hotel properties that comprise the subject's competitive group (SCG). We will identify the characteristics that distinguish the SCG, discuss the history of the SCG, analyze historic trends experienced in the SCG, as well as estimate future growth rates of lodging supply and demand.

Characteristics that Distinguish the SCG

The SCG is comprised of five hotels (including the subject) considered to be the subject's most direct competition. These properties are located along the Oregon coast and have direct access and visibility to the Pacific Ocean. As previously mentioned, the subject is located in Lincoln City and has direct access to the Pacific Ocean. This location is one of the premier locations in Lincoln City and is located in proximity to the Chinook Winds Casino and other retail and residential areas. Attractions in the area include the afore mentioned Chinook Winds Casino, Lincoln City Factory Outlet Stores, several surrounding golf courses, the Nature Conservancy Trail at Cascade Head, several state parks which offer views of the Pacific Ocean, storm watching and whale watching. The Lincoln City area is primarily known for its tourism business and its retirement community. These attractions makeup the majority of the room demand in the SCG. Numerous other limited-service hotels are located to the north and south along Highway 101; however, these hotels do not compete directly with the subject other than


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                                      -13-
ARTHUR ANDERSEN LLP VALUATION SERVICES GROUP for overflow business and were not included in the SCG. A brief summary of the hotels included in the SCG is contained in the following paragraphs and in a chart on the following page. A competition map and photographs (with the exception of the Seaside Shilo Inn) are included on the pages following the chart.

      Salishan Lodge - The Salishan Lodge is a full service hotel located approximately eight miles south of the subject in Gleneden Beach and over looks Siletz Bay. This hotel is a premier resort hotel with a golf course, indoor and outdoor tennis courts, nature trails, indoor pool, sun deck, sauna, whirlpool and Gift Shop. In addition, it has 14 multi-purpose meeting rooms and a Business Center. This hotel features 201 guest rooms and suites. The room rates range from $119.00 to $219.00 per night in the winter season and from $189.00 to $269.00 in the summer peak season. Room mix includes a single king and double queens room type. The Salishan Lodge is superior to the subject property due to its amenities.

      Inn at Spanish Head - The Inn at Spanish Head is located approximately four miles south of the subject property along Highway 101. This hotel has 119 guest rooms with rates ranging from $119.00 to $149.00 for the Deluxe Bedroom, $139.00 to $149.00 for the Deluxe Studio and from $189.00 to $209.00 for the Deluxe one bedroom suite. Room types include a single king and double/double beds. Amenities include room service, restaurant and lounge, valet parking, heated outdoor pool, saunas, recreation game room, exercise room and guest laundry. The Inn at Spanish Head Inn is comparable to the subject due to its condition and amenities.

      Shilo Inn - Newport - The Shilo Inn at Newport is located approximately 25 miles south of Lincoln City in Newport. This hotel has 179 rooms with rates ranging from $99.00 to $179.00 per night. Room mix includes a single king, double/queen rooms, suites, parlor suites and rooms with kitchen facilities. Amenities include a full service restaurant, Sports Bar and Lounge, four meeting rooms with a total of 5,012 square feet and two indoor pools. The Shilo Inn - Newport is slightly superior to the subject property, due to the amenities including two pools and its location in Newport.

      Shilo Inn - Seaside - The Shilo Inn - Seaside is located approximately 80 miles north of the subject in Seaside. This hotel has 113 rooms with rates ranging from $62.00 to $135.00 for a single queen to $128.00 to $230.00 for the single king with a kitchen and sleeper sofa. Room mix includes a single king with kitchen and sleeper sofa, double queen with kitchen, single king with sleeper sofa and fireplace, single king suite with sleeper sofa and a single queen with a loft. Amenities include a full service restaurant and lounge, fitness center, pool, spa, six meetings rooms with a total of 3,916 square feet and guest laundry. The Shilo Inn -Seaside is slightly inferior to the subject property, due to its amenities and its location in Seaside.

      Conclusion - The subject competes with full service hotels along the Oregon coast. The subject is a premier hotel with amenities such as an indoor swimming pool, two jacuzzis, wet and dry saunas, restaurant and lounge, ocean access and view and area attractions including the Chinook Winds Casino. As compared to the SCG, the Salishan Lodge is superior to the subject due to their amenities. Inn at Spanish Head is comparable in condition and amenities with the Shilo Inn in Newport being slightly superior and the Shilo Inn in Seaside being slightly inferior.


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                                      -14-
ARTHUR ANDERSEN LLP VALUATION SERVICES GROUP

                      MERRILL LYNCH MORTGAGE CAPITAL, INC.
                            SHILO INN - LINCOLN CITY
                  SUMMARY OF SUBJECT'S COMPETITIVE GROUP (SCG)

------------------------------------------------------------------------------------------------------------------------------------
                                                                  Full/Limited  Number of   Year        Winter           Summer
    Hotel Name                Address                  Phone        Service      Rooms     Built       Quoted Room Rates Range
------------------------------------------------------------------------------------------------------------------------------------
Subject - Shilo Inn      1501 N.W. 40th Place     (541) 994-3655  Full Service    246    1968, 1972  $89.00-$169.00  $139.00-$219.00
 - Lincoln City          Lincoln City, Oregon                                            and 1995
------------------------------------------------------------------------------------------------------------------------------------
(1) Salishan Lodge       Highway 101              (541) 764-3600  Full Service    201       1965    $119.00-$219.00  $189.00-$269.00
                         Gleneden Beach, OR.
------------------------------------------------------------------------------------------------------------------------------------
(2) Inn at Spanish Head  4009 SW Highway 101      (541) 996-2161  Full Service    119       1968    $119.00-$189.00  $129.00-$209.00
                         Lincoln City, OR.
------------------------------------------------------------------------------------------------------------------------------------
(3) Shilo Inn - Newport  536 SW Elizabeth Street  (503) 265-7701  Full Service    179       1989     $99.00-$179.00   $99.00-$179.00
                         Newport, OR.
------------------------------------------------------------------------------------------------------------------------------------
(4) Shilo Inn - Seaside  30 N. Prom               (503) 738-9571  Full Service    113       1985     $62.00-$128.00  $135.00-$230.00
                         Seaside, OR.
------------------------------------------------------------------------------------------------------------------------------------
Overall SGC Market       N/A                            N/A       Full Service    858
------------------------------------------------------------------------------------------------------------------------------------

Source: AA LLP and Smith Travel Research (STR)

                               [GRAPHIC OMITTED]


 ARTHUR                                                    Subject's Competitive
ANDERSEN                                                                   Group

History of the SCG

The SCG consists of four hotels located along the Oregon coast and in the subject's trade area. Management provided historical operating information (ADRs, occupancy levels, etc.) for the subject property for the past three years, however, the various managers for the subject's competitive group refused to disclose their financial history (historical occupancy and average daily rates). Therefore, we utilized financial data from the two Shilo Inns with Salishan and Inn at Spanish Head declining to divulge financial information.

Hotel demand is calculated based on the number of rooms nights per year, or the total annual number of rooms sold within the SCG. Frequently market demand is evaluated based on the growth in each market segment (convention, tourism, business, etc.). However, we were unable to obtain the necessary level of detail from each hotel in the SCG to apply such an analysis. Therefore, we have analyzed aggregate demand for the SCG. The earliest date which we have information about the SCG is 1994 and only includes the two Shilo Inns. The following table shows the change in the estimated demand for the SCG from 1995 through 1996.

-----------------------------------------------------------------------------------
                         SCG HISTORIC MARKET PERFORMANCE
-----------------------------------------------------------------------------------
                                                                     Average Annual
                                                                    Compound Change
                                      1994        1995        1996     1994-1996
-----------------------------------------------------------------------------------
Number of Rooms Nights Available    106,580     106,580     106,580          0%
Annual Room Night Demand .......     60,751      61,816      61,816       0.44%
Market Occupancy ...............      54.50%      50.50%      55.50%      0.46%
Market ADR .....................  $  103.95   $  109.00   $  114.86       2.53%
Subject Property ...............        N/A   $   92.91   $  100.18       2.91%
-----------------------------------------------------------------------------------

Based on this table, the SCG occupancy is relatively stable which is expected in a seasonal market. In addition, the subject indicates an ADR of $92.91 in 1995, $100.18 in 1996 and an ADR of $101.27 for the rolling 12 months ending May 31, 1997. The average compound change for the subject is 2.91 % which is in-line with the two Shilo Inns. However, due to the limited amount of data in the SCG, the ADR is expected to increase above inflation or around 4% to 5% which is more consistent with the national overall hotel market.

Prospects for New Construction within the SCG

Typically, new construction occurs in a market whose occupancy is at a high enough level to make new construction feasible. Optimally, when new supply is added, the occupancy rate for the SCG should remain stable, with any new demand being absorbed by the new rooms. However, this is seldom the case. Typically, there are more developers entering an over-performing market than the market can bear. As previously discussed, no new hotel construction is expected for the next several years in the SCG. This is supported by the Lincoln City Building Permit Office and the lack of available land for hotel development.


--------------------------------------------------------------------------------
                                      -19-
ARTHUR ANDERSEN LLP VALUATION SERVICES GROUP

Demand Indicators

As indicated in the history of the subject's competitive group analysis, the annual room night demand has remained relatively stable and is expected to remain stable due to the seasonal nature of the room demand. As previously mentioned, no new development is expected due to the lower occupancy levels and the lack of available land for hotel development.

The subject's trade area is located in proximity to several attractions. Attractions in the area include the Chinook Winds Casino, Lincoln City Factory Outlet Stores, several surrounding golf courses, the Nature Conservancy Trail at Cascade Head, several state parks which offer views of the Pacific Ocean, storm watching and whale watching. The Lincoln City area is primarily known for its tourism business and its retirement community. These attractions make up the majority of the room demand in the SCG. The following charts indicate the historical visitor inquiries from the Lincoln City Visitors Bureau.

    ------------------------------------------------------------------------
           Historical Visitor Inquiry Statistics for Lincoln City, OR
    ------------------------------------------------------------------------
        Year        1993        1994        1995        1996        1997*
        ----        ----        ----        ----        ----        -----

       Totals      49,943      77,259      91,110      92,617      61,030
    ------------------------------------------------------------------------

    Source: Lincoln City Visitors and Convention Bureau
    * Represents the first 8 months of 1997

As shown by the inquiries, Lincoln City has increased in popularity since 1993 as a tourist location which is an indirect indication of new demand. The following chart summarizes the Transient Room Rentals for hotels/motels in the Lincoln City area.

------------------------------------------------------------------------------------
                    Transient Room Rentals for Lincoln City, OR
------------------------------------------------------------------------------------
Year      1994     % chng    1995     % chng     1996     % chng     1997*    % chng
----      ----     ------    ----     ------     ----     ------     -----    ------
Total  $23,047,973  6.3%  $24,318,688  10.3%  $27,750,657  14.1%  $12,834,007  14.6%
------------------------------------------------------------------------------------

Source: Lincoln City Visitors and Convention Bureau
* Represents the first six months of 1997

The above charts support the Visitors Bureau Inquiries trend of increased interest in the area. The trend indicates an upward growth from 6.3% in 1994 to an estimated 14.6% growth in the first six months of 1997. Given the growth rates for visitor inquiries and transient room rentals, the subject should be able to sustain or increase REVPAR in the future.

Based on the information contained in the Subject's Competitive Group section, a historical analyses to anticipate future performance of the subject was performed. These analyses and conclusions are discussed in the following paragraphs.

Competitive Position

In this section, we will discuss the historical performance of subject property as compared with the SCG. This discussion will help us draw reasonable conclusions about the future


--------------------------------------------------------------------------------
                                      -20-
ARTHUR ANDERSEN LLP VALUATION SERVICES GROUP performance for the subject. In developing bases for future performance estimates, we made the following assumptions:

o   the hotel will maintain competent management;
o   the hotel will maintain effective marketing efforts;
o   the hotel will maintain competitive pricing; and
o   no new lodging facilities will enter the SCG.

Fair Share Analysis

A hotel property's fair share is calculated by dividing the number of rooms in the hotel by the number of competitive rooms within a given market, in this case, the SCG. Its "penetration" is a measure of performance that a hotel property achieves as compared with the market, and is calculated by dividing the occupancy of the hotel property by the occupancy of the market or SCG. Therefore, a property achieving its fair share of demand would theoretically achieve a penetration rate of 100%. The starting point in this analysis is determining the subject's fair share. The subject's fair market share is 28.67% (246 divided by 858).

Occupancy Penetration Conclusion - The starting point in this analysis is determining the subject's fair share. The room supply is anticipated to remain stable, with no new hotel construction occurring in the next few years. As previously mentioned, the Shilo Inn - Lincoln City represents a far superior product than any other lodging facility in the Lincoln City area. Therefore, the Shilo Inns in Seaside and Newport were utilized. Given the stable room supply and increasing demand, the subject is anticipated to achieve a balance of supply and demand within the SCG. Considering this assertion, the occupancy of the SCG is anticipated to remain relatively stable or increase very slightly over the foreseeable future.

Regarding the subject's probable occupancy penetration, the subject property is considered superior to the Shilo Inn in Seaside and inferior to Salishan Lodge and Shilo Inn in Newport. These properties averaged 55.50% occupancy in 1996 while the subject averaged 55.00%. For the rolling 12 month ending May 31, 1997, the subject's average was 57% occupancy and achieved an average daily rate of $101.27. The 57% occupancy for the rolling 12 months ending May 31, 1997 including the rooms out of service due to the renovation which equated to approximately 4,000 room nights. In addition, its good location, visibility, quality product and recent $2,000,000 renovation will boost occupancy levels and average daily rates. Considering these factors, it is reasonable to project that the subject's occupancy penetration rate will be around 100%. Based on the discussion above, we estimate that the subject's stabilized occupancy level will be 60%. This is reasonable given the property's market positioning.

ADR Conclusion - In estimating the subject's ADR at stabilization, we focused primarily on the subject's historical ADR and the two Shilo Inns. The Lincoln City area is seasonal in the room rates with the peak tourist period beginning in May and ending in September. The ADR for the two Shilo Inns are $129.37 and $100.34 and have an average annual compound change from 1994 to 1996 of 2.53% with the subject indicating an average annual compound change from 1995 to rolling 12 months ending May 31, 1997 of 2.91%. This average annual compound rate does not include the increased ADR and occupancy due to the $2,000,000 renovation the subject recently under went.


--------------------------------------------------------------------------------
                                      -21-
ARTHUR ANDERSEN LLP VALUATION SERVICES GROUP

Considering historical ADR growth in the Lincoln City area and the two Shilo Inns, the subject should command an ADR around the ADR indicated by the SCG. The subject Shilo Inn location and quality should allow it to compete very favorable for the area's tourist traveler. Considering the discussion above, we estimate that the subject's ADR to be $105.00. No breakdown was given between the suite rooms and the typical guest rooms. Therefore, the stabilized room revenue is estimated as follows:

        246 rooms x 365 days x $105.00 ADR x 60% occupancy = $5,656,770

                                                      REVPAR=$63.00


--------------------------------------------------------------------------------
                                      -22-
ARTHUR ANDERSEN LLP VALUATION SERVICES GROUP

                              HIGHEST AND BEST USE

The uses to which a property can be put affect its value. This is recognized by the concept of highest and best use, as defined:

            The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible and results in the highest value.

The highest and best use of the land as if vacant and available for use may be different from the highest and best use of the improved property. This is true when the improvement is not an appropriate use, but makes a contribution to the total property value in excess of the value of the site. Thus, in arriving at our opinion of the highest and best use, we first analyzed the property as though the land were vacant and then analyzed it as improved. In both instances, the conclusion of highest and best use must be determined by examining the physically possible, legally permissible, financially feasible and maximally productive uses of the site.

      As Vacant

Physically Possible - The physical aspects of the site such as size, shape and topography impose the first constraints on the possible use of the property. The site is basically level and slightly slopes from east to west. This sloping is not considered to be a detriment to development. The site is slightly irregular in shape and contains a total of 9.00 acres or 392,040 square feet in three separate tracts. It has good curb appeal and good visibility and access from N.W. 40th Place. In addition, the site has good access and visibility to the Pacific Ocean. All utilities are available and no physical characteristics were observed that would impose constraints on the site's development. Given the characteristics of the site and the surrounding land uses, possible uses would include a wide range of property types, including hotel/motel development.

Legally Permissible - Legal restrictions, as they apply, include the public restrictions of zoning. The property is zoned R-C, Recreational Commercial by the city of Lincoln City. Allowed uses include residential, condominiums, hotel/motel, retail and other commercial uses. The subject conforms to the zoning ordinance.

Legally permissible restrictions also include easements, right-of-ways, encroachments and restrictive covenants. No adverse easements were noted for the subject site. In addition, although we did not have access to a current title policy, no restrictive covenants were discovered which would limit the development potential of the subject property. Therefore, a wide variety of physically possible uses are legally permissible, including hotel development.

Financially Feasible and Maximally Productive - The site is located along the west side of N.W. 40th Place with adequate frontage and depth. Surrounding land uses are primarily commercial including restaurants, Chinook Winds Casino and residential. No new hotel construction is anticipated. In addition, no new development was noticed. Therefore, hotel development is considered financially feasible and maximally productive.

Conclusion - We believe the highest and best use of the site, as though vacant, as of August 14, 1997, is for hotel/motel development.


--------------------------------------------------------------------------------
                                      -23-
ARTHUR ANDERSEN LLP VALUATION SERVICES GROUP

      As Improved

Physically Possible - The overall property is in good condition and is well-suited for its current use. As previously mentioned the subject has recently been renovated. This renovation is expected to keep the subject at the current occupancy and ADR levels.

Legally Permissible - In its current physical state, the subject property conforms to the Lincoln City Zoning Code.

Financially Feasible and Maximally Productive - In the Cost Approach, the land value was estimated at $4,700,000, which is far less than the value of the subject property, as improved, at $30,500,000. Due to the obvious demand for the current use, primarily based on its recent performance, it would not be economically feasible to demolish the existing improvements. Given the layout, interior design and the apparent level of demand for the existing improvements, it is our opinion that the only financially feasible and maximally productive use of the site, as improved, is its current use.

Conclusion - We have concluded that the highest and best use of the property, as improved, as of August 14, 1997, is its current use.


--------------------------------------------------------------------------------
                                      -24-
ARTHUR ANDERSEN LLP VALUATION SERVICES GROUP

                            INCOME APPROACH TO VALUE

The principle assumption of the Income Approach is that there is a relationship between a property's value and the income it can produce. It is based on the premise that the value of a property is represented by the present worth of anticipated future benefits to be derived from ownership (principle of anticipation). These future benefits consist of the annual net income of the subject property for a projected period of years, plus a net capital sum realized through the disposition of the property (reversion) at the end of a typical investment period. Two different valuation techniques, the discounted cash flow technique (DCF) and the direct capitalization technique, are typically used within the Income Approach to value.

The DCF technique involves forecasting net cash flows which are discounted to present value through the use of an appropriate discount rate. The process of obtaining the reversion amount is known as capitalization and involves dividing the final year's net income by a rate which weighs such considerations as risk, time, interest on the capital investment and recapture of the depreciating asset. In comparison, direct capitalization is a method used to convert a single year's income estimate into a value indication. It is accomplished by dividing the stabilized net operating income estimate by an appropriate capitalization rate.

According to our conversations with hotel investors, developers and brokers, investors in existing hotel properties analyze their investments in three ways:

o   Direct Capitalization Approach,
o   Room Revenue Multiplier (RRM) Technique, and
o   Sale Price Per Room technique.

The following discussion focuses upon the direct capitalization technique and the DCF technique. The remaining two techniques (RRM and sale price per room) will be discussed in the Sales Comparison Approach.

Direct Capitalization Technique

In our analysis, we divided the direct capitalization technique into four basic steps. The first step involved the estimation of total revenue for the subject property. As it pertains to the subject property, total revenue consists of room revenue, restaurant lease income, telephone revenue and other income. As part of this process, we analyzed the historical operating results of the subject as well as activity experienced in the Lincoln City and national hotel market. We attempted to obtain this level of detail for the subject's competition; however, as this data is typically highly confidential, we were unable to obtain it on an individual property basis. Next, we analyzed the various deductions which must be made from the subject's total revenue. There are three basic types of expenses:

o   departmental expenses,
o   undistributed expenses and
o   fixed expenses.


--------------------------------------------------------------------------------
                                      -25-
ARTHUR ANDERSEN LLP VALUATION SERVICES GROUP

Within this section, we also addressed the particular assumptions that apply within each expense category. The income and expense estimates are based on the last two years and the rolling 12 months ending May 31, 1997. As previously mentioned, the subject has recently undergone a $2,000,000 renovation. The operating statements have not yet reflected this renovation. Total revenue less total expenses is the property's net operating income. Third, we performed an analysis of capitalization rates. This section concludes by dividing the estimated net operating income divided by a market derived capitalization rate for our value indication via the direct capitalization technique. The following paragraphs detail each of these steps.

Total Revenue Estimate - The first step in the direct capitalization technique was to estimate the total revenue for the subject property. Within the subject property, there are four components to total revenue (or departmental revenue); i.e., room revenue, restaurant lease income, telephone revenue and other income. Room revenue was estimated in the Hospitality Market Analysis section by multiplying the average daily rate (ADR) by the average occupancy times the number of room nights per year (in the case of the subject, 246 rooms x 365). The restaurant lease income was based on an actual lease which pays for the use of the food and beverage restaurant. This figures compares with the previous two years lease income. The telephone and other income revenue was estimated using historical data for the subject and The Host Report, 1997 Report for the Year 1996, published by Smith Travel Research (STR).

Expense Analysis -The chart following this page contains a schedule detailing the subject's revenues and expenses from 1995, 1996 and the last 12 months ending May 31, 1997. In addition to the actual revenue and expenses for the subject, the revenue and expenses as a percentage of revenue from the 1997 HOST Report, published by Smith Travel Research are listed. The operating expenses for the subject property by category have been estimated at amounts consistent with the historical operating statements or industry statistics in The Host Report, 1997 Report for the Year 1996, published by Smith Travel Research (STR), and based on our analysis of actual operating statistics of other similar full service hotels over the last 12 months. The exceptions to these industry statistics are as follows:

      General and Administrative (G & A) - The G & A expense includes staff payroll, stationary and printing supplies, legal expenses and other miscellaneous operating expenses. This expense is typically reported as a ratio of total revenue that historically ranged from 3.8% to 4.9%. The HOST Report indicates levels ranging from 9.3% to 10.5% of total revenues. According to Mr. David Simpson, the manager of Shilo Inn, these figures are low due to the support and accountants at the home office in Portland. Therefore, we have estimated the subject's administrative expense ratio at 7.0% of total revenue to reflect what a typical owner would pay.

      Marketing - This expense includes advertising, promotions and guest incentive and is typically forecast as a ratio of total revenues. The HOST Report indicates levels ranging from 5.2% to 6.8% with the historicals ranging from 3.6% to 4.8%. According to Mr. Mark Barney a majority of the national marketing is provided by the home office in Portland with the hotel supporting the marketing with local advertising. Based upon this information, we have incorporated a 5.0% marketing expense in our analysis. This expense is within the range of industry standards.


--------------------------------------------------------------------------------
                                      -26-
ARTHUR ANDERSEN LLP VALUATION SERVICES GROUP

      Franchise Fees - The subject property is not affiliated with a major chain franchise. However, there are approximately 46 Shilo Inns located in Arizona, California, Idaho, Montana, Nevada, Oregon, Utah, Washington and Wyoming. According to Mr. David Simpson and Mr. Mark Barney with Shilo Inns, each hotel is operated by Shilo Inns and does not pay a franchise fee. In addition, no franchise fee would be necessary by a typical owner due to the unique location and amenities the subject offers. Due to the numerous independent hotels in the area, a chain hotel would not command higher ADR or occupancies which would justify franchise fees.

      Reserve for Replacement - The reserves allowance represents a reserve put aside annually to allow for replacement of short-lived items as they become obsolete, or unusable, and periodic refurbishment. While a reserve is a capital expense and not necessarily expended each year, the premise is that funds should be set aside to accumulate for eventual capital refurbishment. Industry standards usually dictate a range of 2% to 5% of total revenues depending upon the property's condition and styling of its furniture, fixtures and equipment. There is no reserve accounted for in the financial statements, and indications from the HOST Report indicate that only 0.5% to 0.6% are being set aside for the properties in that survey. According to local market participants, reserves accounts of 3% to 4% of total revenue are typically included within the NOI estimate for purchase decisions. Given the subject's current condition and age, we estimate a replacement reserves allowance of 3.0% of total revenues for the subject property.


--------------------------------------------------------------------------------
                                      -27-
ARTHUR ANDERSEN LLP VALUATION SERVICES GROUP

                       MERRILL LYNCH MORTGAGE CAPITAL, INC
                            SHILO INN - LINCOLN CITY
                              FINANCIAL STATEMENTS

                                                   12 Months
                             Stabilized    % of   Ending 5/97  % of Total                 % of                 % of Total
                            AA Estimate  Revenue     Actual      Revenue   1996 Actual   Revenue   1995 Actual   Revenue  Total U.S.
------------------------------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                     $5,656,770    95.9%   $5,127,951    95.7%    $4,764,192     95.5%    $4,094,976     95.0%     69.8%
   Restaurant Rent           $  138,000     2.3%   $  137,553     2.6%    $  135,630      2.7%    $  138,755      3.2%     16.4%
   Telephone (1)             $   62,224     1.1%   $   53,670     1.0%    $   51,927      1.0%    $   50,692      1.2%      2.6%
   Other Income (1)          $   39,597     0.7%   $   36,898     0.7%    $   35,364      0.7%    $   24,450      0.6%      3.2%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL REVENUE                $5,896,591   100.0%   $5,356,072   100.0%    $4,987,113    100.0%    $4,308,873    100.0%    100.0%
------------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES
   Rooms (1)                 $  848,516    15.0%   $  771,908    15.1%    $  635,639     13.3%    $  739,427     18.1%     25.1%
   Continental Breakfast (I) $    8,280     6.0%   $    8,098     5.9%    $    7,209      5.3%    $    6,004      4.3%     73.4%
   Telephone (1)             $   34,223    55.0%   $   30,536    56.9%    $   28,205     54.3%    $   32,077     63.3%     54.2%
   Other Income (1)          $   11,087    28.0%   $   10,033    27.2%    $    9,769     27.6%    $   11,797     48.2%      1.4%
                             ----------   -----    ----------   -----     ----------    -----     ----------    -----     -----
TOTAL DEPARTMENTAL
 EXPENSES                    $  902,106    15.3%   $  820,575    15.3%    $  680,822     13.7%    $  789,305     18.3%     38.2%
------------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL PROFIT          $4,994,485    84.7%   $4,535,497    84.7%    $4,306,291     86.3%    $3,519,568     81.7%     61.8%
------------------------------------------------------------------------------------------------------------------------------------

UNDISTRIBUTED EXPENSES
   G&A                       $  412,761     7.0%   $  202,438     3.8%    $  190,586      3.8%    $  211,433      4.9%      9.7%
   Marketing                 $  294,830     5.0%   $  194,864     3.6%    $  183,874      3.7%    $  206,807      4.8%      5.3%
   Repairs and Maintenance   $  324,313     5.5%   $  196,241     3.7%    $  180,651      3.6%    $  205,475      4.8%      4.9%
   Management                $  277,140     4.7%   $  267,804     5.0%    $  249,356      5.0%    $  215,444      5.0%      3.7%
   Franchise Fees            $        0     0.0%   $        0     0.0%    $        0      0.0%    $        0      0.0%      1.6%
   Utilities                 $  141,518     2.4%   $  138,699     2.6%    $  133,872      2.7%    $  137,504      3.2%      4.6%
                             ----------   -----    ----------   -----     ----------    -----     ----------    -----     -----
TOTAL UNDISTRIBUTED
 EXPENSES                    $1,450,561    24.6%   $1,000,046    18.7%    $  938,339     18.8%    $  976,663     22.7%     29.8%
------------------------------------------------------------------------------------------------------------------------------------
GROSS OPERATING PROFIT       $3,543,924    60.1%   $3,535,451    66.0%    $3,367,952     67.5%    $2,542,905     59.0%     32.0%
------------------------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Equipment Lease           $        0     0.0%   $    4,328     0.1%    $    3,273      0.1%    $    5,191      0.1%      0.0%
   Property Taxes            $  234,452     4.0%   $  213,238     4.0%    $  208,015      4.2%    $  184,079      4.3%      3.0%
   Insurance                 $   41,000     0.7%   $   40,553     0.8%    $   38,746      0.8%    $   28,463      0.7%      0.7%
   Reserve for Replacement   $  176,898     3.0%   $        0     0.0%    $        0      0.0%    $        0      0.0%      2.1%
                             ----------   -----    ----------   -----     ----------    -----     ----------    -----     -----
TOTAL FIXED EXPENSES         $  452,350     7.7%   $  258,119     4.8%    $  250,034      5.0%    $  217,733      5.1%      5.8%
------------------------------------------------------------------------------------------------------------------------------------
NET INCOME                   $3,091,574    52.4%   $3,277,332    61.2%    $3,117,918     62.5%    $2,325,172     53.9%     26.2%
------------------------------------------------------------------------------------------------------------------------------------
ROOM NIGHTS                      89,790                85,790                 89,790                  86,191                 N/A
ROOMS OCCUPIED                   53,874                48,900                 49,385                  43,957                 N/A
OCCUPANCY %                       60.0%                 57.0%                  55.0%                   51.0%               71.7%
AVERAGE DAILY RATE           $   105.00            $   101.27             $   100.18              $    92.91              $89.32
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------
                                          1997 Host Report
                                                                  150-300
                           Independent  Pacific  Resort  Upscale   Rooms
-------------------------------------------------------------------------
REVENUE
   Rooms                       61.8%    67.7%    60.6%    70.2%    69.8%
   Restaurant Rent             20.8%    17.0%    17.9%    16.5%    17.6%
   Telephone (1)                2.2%     2.8%     2.2%     2.5%     2.5%
   Other Income (1)             6.8%     4.0%     9.2%     3.1%     3.1%
-------------------------------------------------------------------------
TOTAL REVENUE                 100.0%   100.0%   100.0%   100.0%   100.0%
-------------------------------------------------------------------------
DEPARTMENTAL EXPENSES
   Rooms (1)                   27.5%    27.1%    25.9%    24.6%    25.3%
   Continental Breakfast (I)   87.6%    75.6%    68.9%    73.5%    75.1%
   Telephone (1)               66.2%    52.2%    60.8%    52.2%    55.2%
   Other Income (1)             3.0%     1.7%     4.9%     1.4%     1.4%
                              -----    -----    -----    -----    -----
TOTAL DEPARTMENTAL
 EXPENSES                      46.3%    40.8%    41.3%    37.7%    39.0%
-------------------------------------------------------------------------
DEPARTMENTAL PROFIT            53.7%    59.2%    58.7%    62.3%    61.0%
-------------------------------------------------------------------------

UNDISTRIBUTED EXPENSES
   G&A                         10.5%     9.8%     9.3%     9.8%     9.6%
   Marketing                    6.8%     5.7%     6.4%     5.2%     5.8%
   Repairs and Maintenance      5.9%     5.0%     5.7%     4.8%     5.0%
   Management                   2.1%     3.1%     2.4%     3.8%     3.2%
   Franchise Fees               0.1%     1.3%     1.0%     1.6%     2.0%
   Utilities                    4.9%     3.8%     4.4%     4.5%     4.8%
                              -----    -----    -----    -----    -----
TOTAL UNDISTRIBUTED
 EXPENSES                      30.3%    28.7%    29.2%    29.7%    30.4%
-------------------------------------------------------------------------
GROSS OPERATING PROFIT         23.4%    30.5%    29.5%    32.6%    30.6%
-------------------------------------------------------------------------
FIXED EXPENSES
   Equipment Lease              0.0%     0.0%     0.0%     0.0%     0.0%
   Property Taxes               2.4%     2.3%     2.4%     3.0%     2.9%
   Insurance                    1.0%     0.9%     0.8%     0.7%     0.7%
   Reserve for Replacement      0.9%     1.8%     1.9%    22.0%     1.8%
                              -----    -----    -----    -----    -----
TOTAL FIXED EXPENSES            4.3%     5.0%     5.1%    25.7%     5.4%
-------------------------------------------------------------------------
NET INCOME                     19.1%    25.5%    24.4%     6.9%    25.2%
-------------------------------------------------------------------------
ROOM NIGHTS                      N/A      N/A      N/A      N/A      N/A
ROOMS OCCUPIED                   N/A      N/A      N/A      N/A      N/A
OCCUPANCY %                    65.2%    73.1%    69.8%    71.6%    70.2%
AVERAGE DAILY RATE           $103.03  $101.39  $119.20   $84.90   $84.53
-------------------------------------------------------------------------

(1)  As a percentage of departmental revenue.

Capitalization Rate Analysis - The direct capitalization technique requires an analysis of appropriate overall capitalization rates. Ideally, a range of capitalization rates can be extracted from market transactions. When income and expenses are estimated on the same basis for the subject property and are comparable; and when both physical and financial conditions that affect the comparables are similar to those affecting the subject property (or an adjustment can be made for them), this direct technique is preferred.

A capitalization or overall rate (OAR) can be selected by several methods. One of the methods used in this analysis is the derivation of an OAR through comparable sales. In this method, the OAR is developed by dividing the net operating income of selected comparable sales by their cash equivalent sales prices. We identified and analyzed six comparable sales to compare to the subject for the purpose of estimating an overall capitalization rate. The following table summarizes six sales and their indicated overall capitalization rates. The criteria for the selection of these five sales included market orientation, size, date of sale, occupancy, ADR, and chain affiliation.

                          Capitalization Rate Analysis
                         Summary of Improved Hotel Sales

---------------------------------------------------------------------------------------------
Sale                    Sale                                     Overall   Expense    Price
No. Hotel Name          Date  Occupancy   ADR     REVPAR    RRM    Rate     Ratio    Per Room
---------------------------------------------------------------------------------------------
 1  Valley River Inn   Aug-96   70.6%    $83.83   $59.18    3.38    8.9%    30.00%    $72,957
 2  Roosevelt Hotel    Apr-96   72.2%    $81.90   $59.13    4.88    8.7%    42.30%   $105,298
 3  Gateway Hotel      Apr-96   82.8%    $51.50   $42.64    4.83   10.0%    48.40%    $75,172
 4  Marriott Courtyard Mar-96    N/A       N/A      N/A      N/A    N/A       N/A     $76,316
 5  Park Plaza Suites  Mar-96    N/A       N/A      N/A      N/A    N/A       N/A    $130,556
 6  Bellevue Hilton    Aug-95   65.0%    $60.05   $39.03    4.80    9.0%    43.17%    $68,333
Subject Shilo Inn               60.0%   $105.00   $63.00     N/A    N/A     50.00%      N/A
---------------------------------------------------------------------------------------------

The indicated capitalization rates for these hotel sales range from 8.7% to 10.0% with a mean of 9.1% One of the greatest influences on the overall capitalization rate is the age of the property and the upside potential for rental rates. A buyer may base the acquisition price on a lower overall rate, if there is a potential to increase gross revenue through rental increases in the near future. However, if the property is old, the market acceptance of a rental increase may be less than a property newer age.

Sale 1 represents a sale of an independent full service suite hotel in Eugene, Oregon. This sale was purchased for its income potential with the buyer renovating the property approximately six months after the date of sale. According to Mr. Ron Gladney, the General Manager, the budgeted room revenue for 1997 is estimated at $10,600,000 which represents a 7.60% increase from the time of sale. Given the increase in revenue and growth potential, a higher overall rate is warranted for the subject.

Sale 2 represents the sale of an independent full service hotel in Seattle, Washington. According to Mr. David Cottler with West Coast Hotel, the property was in good condition as of the date of sale and did not require any renovations. This sale has a higher occupancy than the subject; however, is not a resort hotel and relies on the business traveler for occupancy and


--------------------------------------------------------------------------------
                                      -29-
ARTHUR ANDERSEN LLP VALUATION SERVICES GROUP

ADR. Given the location of this sale and the growth potential, a higher overall rate is warranted for the subject.

Sale 3 is the sale of an independent limited-service hotel with no restaurant or amenities. The hotel was purchased as part of a package. Due to this sale being a limited-service hotel, little weight was given to this sale.

Sale 6 is the sale of a full service chain hotel located in Bellevue, Washington. This hotel was renovated after the sale and is expected to increase their ADR and occupancy. Given the growth potential, a higher overall rate is warranted.

In order to obtain additional information on the investor criteria for hotel properties, particularly concerning recent trends, we consulted major investor surveys from companies including Korpacz, Real Estate Research Corporation
(RERC), the American Council of Life Insurance (ACLI) and CCIM/Landauer. These national publications indicated going-in capitalization rates ranging from 8.50% to 13.0% nationwide, as indicated in the following table.

--------------------------------------------------------------------------------
                             Capitalization          Capitalization
         Source                Rate Range             Rate Average
--------------------------------------------------------------------------------
      Korpacz 1Q97            9.2% - 12.0%               10.61%
--------------------------------------------------------------------------------
        RERC 1Q97             8.5% - 10.5%                9.70%
--------------------------------------------------------------------------------
        ACLI 4Q96                 11.6%                   11.6%
--------------------------------------------------------------------------------
   CCIM/Landauer 1Q97         8.5% - 11.0%            Not Reported
--------------------------------------------------------------------------------

The indications per Korpacz are for national economy/full service hotel, whereas the RERC and CCIM publications do not distinguish between full- and limited-service hotels. Placing primary emphasis on the indications of Korpacz, a 10.0% capitalization rate appears appropriate for the subject.

Stabilized Value Calculation - Direct Capitalization

Based on our projection of the subject's net operating income (NOI), and the selected overall rate of 10.0%, it is our opinion that the "as-is" market value of the subject property, on a going concern basis via the Income Approach, as of August 14, 1997, was $30,900,000 as shown on the following page.


--------------------------------------------------------------------------------
                                      -30-
ARTHUR ANDERSEN LLP VALUATION SERVICES GROUP

Conclusion - Direct Capitalization

--------------------------------------------------------------------------------
                             Income Approach Summary
                                     "As-Is"
--------------------------------------------------------------------------------
                                                                % of
                                     AA Estimate               Revenue
                                     -----------               -------
REVENUE
  Rooms                               $5,656,770                95.9%
  Restaurant Rent                       $138,000                 2.3%
  Telephone                              $62,224                 1.1%
  Other Income                           $39,597                 0.7%
                                     -----------               -----
TOTAL REVENUE                         $5,896,591               100.0%
DEPARTMENTAL EXPENSES
  Rooms (1)                             $848,516                15.0%
  Continental Breakfast (1)               $8,280                 6.0%
  Telephone (1)                          $34,223                55.0%
  Other Income (1)                       $11,087                28.0%
                                     -----------               -----
TOTAL DEPARTMENTAL
 EXPENSES                               $902,106                15.3%

DEPARTMENTAL PROFIT                   $4,994,485                84.7%
UNDISTRIBUTED EXPENSES
  G&A                                   $412,761                 7.0%
  Marketing                             $294,830                 5.0%
  Repairs and Maintenance               $324,313                 5.5%
  Management                            $277,140                 4.7%
  Franchise Fees                              $0                 0.0%
  Utilities                             $141,518                 2.4%
                                     -----------               -----
TOTAL UNDISTRIBUTED
 EXPENSES                             $1,450,561                24.6%

GROSS OPERATING PROFIT                $3,543,924                60.1%
FIXED EXPENSES
  Equipment Lease                             $0                 0.0%
  Property Taxes                        $234,452                 4.0%
  Insurance                              $41,000                 0.7%
  Reserve for Replacement               $176,898                 3.0%
                                     -----------               -----

TOTAL FIXED EXPENSES                    $452,350                 7.7%
--------------------------------------------------------------------------------
NET INCOME                            $3,091,574                52.4%
DIVIDED BY
CAPITALIZATION RATE                       10.00%
VALUE ESTIMATE                       $30,915,740
ROUNDED                              $30,900,000
--------------------------------------------------------------------------------

(1) As a percentage of departmental revenue


--------------------------------------------------------------------------------
                                      -31-
ARTHUR ANDERSEN LLP VALUATION SERVICES GROUP

Discounted Cash Flow Method

In order to complete the valuation of the property using the Discounted Cash Flow Method, we present our analysis of an appropriate discount rate and capitalization rate, calculate the reversion value of the property at the end of the holding period and present the conclusions of value.

Reversion Capitalization Rate - Terminal capitalization rates are typically higher than "going-in" capitalization rates due to the risk associated with the passage of time and uncertainty into the future. The following table summarizes terminal capitalization rate averages for all hotels (RERC) and the Full-Service Hotel Market (Korpacz) as indicated by investor surveys.

--------------------------------------------------------------------------------
                 Summary Of Terminal Capitalization Rate Surveys
--------------------------------------------------------------------------------
   Publication                  Publication Date   Low        High    Average
   -----------                  ----------------   ---        ----    -------
   Korpacz Investor Survey      1st Qtr 1997      8.00%      13.00%    10.83%
   RERC                         1st Qtr 1997      9.50%      10.50%    10.30%
--------------------------------------------------------------------------------

After considering the future risks of operations in a property similar to the subject, such as outperforming the market competitors, we have concluded with a terminal capitalization rate of 11.0%. This rate will be used to capitalize the 11th year income estimate into a reversionary value for the subject property. The subject property will then have an effective age of 21 years old and will not be able to compete as effectively with newer facilities. A higher capitalization rate for the reversion is warranted.

Discount Rate - Discount rates vary according to investor requirements, investor motivations, property characteristics and market conditions. For this reason we reviewed various interest rates as follows:

              T-Notes - 10 year              6.49%
              Prime Rate                     8.50%

              Source: Wall Street Journal - August 1, 1997

Interest rates in late 1996 and early 1997 have dropped slightly from previous levels as the U.S. economy experiences vibrant growth with little inflationary pressure. Investors in real estate recognize that real estate is a risky investment and demand higher risk premiums. Chain-affiliated properties continue to be sought after by investors, and the market for good quality properties is tightening. However, as reflected in the investor surveys, the required rate of return for hotels/motels remains high relative to other real estate property types, but have decreased from previous quarters. The following organizations periodically survey real estate investors for discount rate information.

--------------------------------------------------------------------------------
                        Summary Of Discount Rate Surveys
--------------------------------------------------------------------------------
   Publication                  Publication Date   Low        High    Average
   -----------                  ----------------   ---        ----    -------
   Korpacz Investor Survey      1st Qtr 1997      12.00%     16.00%    14.03%
   RERC                         1st Qtr 1997      12.00%     13.50%    12.50%
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                      -32-
ARTHUR ANDERSEN LLP VALUATION SERVICES GROUP

The indications per Korpacz are for national economy/limited service (as opposed to full service hotels), whereas the RERC publication did not distinguish between full- and limited-service hotels. The subject has experienced a moderately increasing cash flow and we project this to continue throughout the holding period. The recent renovations of the subject and improving Lincoln City market support our cash flow assumptions. Based on these factors, we have chosen a discount rate of 13.0%.


--------------------------------------------------------------------------------
                                      -33-
ARTHUR ANDERSEN LLP VALUATION SERVICES GROUP

                              Projected Cash Flows
                        Shilo Inn - Lincoln City, Oregon

                                         12 Months
                                          Ending               Projected YE            Projected YE           Projected YE
YEAR                                      5/31/97       %        8/14/98       %         8/14/99       %        8/13/00      %
----                                 -----------------------------------------------------------------------------------------------
Occupancy                                   57.0%                  60.0%                   60.0%                  60.0%
Average Daily Rate                        $101.27                $105.00                 $108.68                $112.48
# Rooms Occupied                           48,900                 53,874                  53,874                 53,874
Room-Nights Available                      85,790                 85,790                  85,790                 85,790
                                     -----------------------------------------------------------------------------------------------
ADR Growth Rate                                                                            3.50%                  3.50%
                                                                                     -----------------------------------------------
DEPARTMENTAL REVENUE:
                                     -----------------------------------------------------------------------------------------------
Rooms                                   5,127,951      95.7%   5,656,770      95.9%    5,854,757     95.9%    6,059,673     95.9%
Restaurant Rent                           137,553       2.6%     138,000       2.3%      140,416      2.3%      145,331      2.3%
Telephone                                  53,670       1.0%      62,224       1.1%       67,156      1.1%       69,506      1.1%
Rental & Other                             36,898       0.7%      39,597       0.7%       42,735      0.7%       44,231      0.7%
                                     -----------------------------------------------------------------------------------------------
TOTAL REVENUE                           5,356,072     100.0%   5,896,591     100.0%    6,105,065    100.0%    6,318,742    100.0%
                                     -----------------------------------------------------------------------------------------------

DEPARTMENTAL EXPENSES:
                                     -----------------------------------------------------------------------------------------------
Rooms                                     771,908      15.1%     848,516      15.0%      878,214     15.0%      908,951     15.0%
Continental Breakfast                       8,098       5.9%       8,280       6.0%        8,425      6.0%        8,720      6.0%
Telephone                                  30,536      56.9%      34,223      55.0%       36,936     55.0%       38,228     55.0%
Rental & Other                             10,033      27.2%      11,087      28.0%       11,966     28.0%       12,385     28.0%
                                     -----------------------------------------------------------------------------------------------
TOTAL DEPT. EXPENSES                      820,575      35.5%     902,106      15.3%      935,540     15.3%      968,284     15.3%
                                     -----------------------------------------------------------------------------------------------

DEPARTMENTAL PROFIT:
Rooms                                   4,356,043      85.0%   4,808,254      85.0%    4,976,543     85.0%    5,150,722     85.0%
Continental Breakfast                     129,455      94.1%     129,720      94.0%      131,991     94.0%      136,611     94.0%
Telephone                                  23,134      43.1%      28,001      45.0%       30,220     45.0%       31,278     45.0%
Rental & Other                             26,865      72.8%      28,510      72.0%       30,770     72.0%       31,846     72.0%
                                     -----------------------------------------------------------------------------------------------
GROSS OPERATING INCOME                  4,535,497      84.7%.  4,994,485      84.7%    5,169,524     84.7%    5,350,458     84.7%
                                     -----------------------------------------------------------------------------------------------

LESS UNDISTRIBUTED OPERATING EXPENSES:
                                     -----------------------------------------------------------------------------------------------
General and Administration                202,438       3.8%     412,761       7.0%      427,355      7.0%      442,312      7.0%
Franchise Fee (1)                               0       0.0%           0       0.0%            0      0.0%            0      0.0%
Marketing                                 194,864       3.6%     294,830       5.0%      305,253      5.0%      315,937      5.0%
Utilities                                 138,699       2.6%     141,518       2.4%      146,522      2.4%      151,650      2.4%
Repairs & Maint.                          196,241       3.7%     324,313       5.5%      335,779      5.5%      347,531      5.5%
                                     -----------------------------------------------------------------------------------------------
TOTAL UNDISTRIBUTED EXPS.                 732,242      18.7%   1,173,422      19.9%    1,214,908     19.9%    1,257,430     19.9%
                                     -----------------------------------------------------------------------------------------------
                                     -----------------------------------------------------------------------------------------------
HOUSE PROFIT                            3,803,255      71.0%   3,821,063      64.8%    3,954,617     64.8%    4,093,028     64.8%
                                     -----------------------------------------------------------------------------------------------
LESS FIXED CHARGES:
                                     -----------------------------------------------------------------------------------------------
Management                                267,804       5.0%     277,140       4.7%      286,938      4.7%      296,981      4.7%
Property Taxes                            213,238       4.0%     234,452       4.0%      246,175      4.0%      258,483      4.0%
Insurance                                  40,553       0.8%      41,000       0.7%       42,435      0.7%       43,920      0.7%
Equipment Leases/Rentals                    4,328       0.1%           0       0.0%            0      0.0%            0      0.0%
                                     -----------------------------------------------------------------------------------------------
TOTAL FIXED CHARGES                       525,923       7.1%     552,592       9.4%      575,548      9.4%      599,384      9.5%
                                     -----------------------------------------------------------------------------------------------
                                     -----------------------------------------------------------------------------------------------
NET OPERATING INCOME                    3,277,332      61.2%   3,268,471      55.4%    3,379,069     55.3%    3,493,644     55.3%
                                     -----------------------------------------------------------------------------------------------

LESS CAPITAL EXPENSES:
                                     -----------------------------------------------------------------------------------------------
Reserves for Replacement                        0       0.0%     176,898       3.0%      183,152      3.0%      189,562      3.0%
                                     -----------------------------------------------------------------------------------------------
                                     -----------------------------------------------------------------------------------------------
NET CASH FLOW                           3,277,332      61.2%   3,091,573      52.4%    3,195,917     52.3%    3,304,082     52.3%
                                     -----------------------------------------------------------------------------------------------


                                     Projected YE           Projected YE
YEAR                                   8/13/01      %         8/13/02       %
----                                 -------------------------------------------
Occupancy                                60.0%                  60.0%
Average Daily Rate                     $116.42                $120.49
# Rooms Occupied                        53,874                 53,874
Room-Nights Available                   85,790                 85,790
                                     -------------------------------------------
ADR Growth Rate                          3.50%                  3.50%
                                     -------------------------------------------
DEPARTMENTAL REVENUE:
                                     -------------------------------------------
Rooms                                6,271,762      95.9%   6,491,274      95.9%
Restaurant Rent                        150,418       2.3%     155,682       2.3%
Telephone                               71,939       1.1%      74,457       1.1%
Rental & Other                          45,779       0.7%      47,382       0.7%
                                     -------------------------------------------
TOTAL REVENUE                        6,539,898     100.0%   6,768,794     100.0%
                                     -------------------------------------------

DEPARTMENTAL EXPENSES:
                                     -------------------------------------------
Rooms                                  940,764      15.0%     973,691      15.0%
Continental Breakfast                    9,025       6.0%       9,341       6.0%
Telephone                               39,566      55.0%      40,951      55.0%
Rental & Other                          12,818      28.0%      13,267      28.0%
                                     -------------------------------------------
TOTAL DEPT. EXPENSES                 1,002,174      15.3%   1,037,250      15.3%
                                     -------------------------------------------

DEPARTMENTAL PROFIT:
Rooms                                5,330,998      85.0%   5,517,583      85.0%
Continental Breakfast                  141,393      94.0%     146,341      94.0%
Telephone                               32,372      45.0%      33,506      45.0%
Rental & Other                          32,961      72.0%      34,115      72.0%
                                     -------------------------------------------
GROSS OPERATING INCOME               5,537,724      84.7%.  5,731,544      84.7%
                                     -------------------------------------------

LESS UNDISTRIBUTED OPERATING EXPENSES
                                     -------------------------------------------
General and Administration             457,793       7.0%     473,816       7.0%
Franchise Fee (1)                            0       0.0%           0       0.0%
Marketing                              326,995       5.0%     338,440       5.0%
Utilities                              156,958       2.4%     162,451       2.4%
Repairs & Maint.                       359,694       5.5%     372,284       5.5%
                                     -------------------------------------------
TOTAL UNDISTRIBUTED EXPS.            1,301,440      19.9%   1,346,990      19.9%
                                     -------------------------------------------
                                     -------------------------------------------
HOUSE PROFIT                         4,236,284      64.8%   4,384,554      64.8%
                                     -------------------------------------------
LESS FIXED CHARGES:
                                     -------------------------------------------
Management                             307,375       4.7%     318,133       4.7%
Property Taxes                         271,407       4.0%     280,907       4.0%
Insurance                               45,457       0.7%      47,048       0.7%
Equipment Leases/Rentals                     0       0.0%           0       0.0%
                                     -------------------------------------------
TOTAL FIXED CHARGES                    624,240       9.5%     646,089       9.5%
                                     -------------------------------------------
                                     -------------------------------------------
NET OPERATING INCOME                 3,612,044      55.2%   3,738,466      55.2%
                                     -------------------------------------------

LESS CAPITAL EXPENSES:
                                     -------------------------------------------
Reserves for Replacement               196,197       3.0%     203,064       3.0%
                                     -------------------------------------------
                                     -------------------------------------------
NET CASH FLOW                        3,415,847      52.2%   3,535,402      52.2%
                                     -------------------------------------------
(1) No franchise fees for the Shilo Inn
Source: Arthur Andersen LLP

                              Projected Cash Flows
                        Shilo Inn - Lincoln City, Oregon

Projected YE          Projected YE          Projected YE         Projected YE         Projected YE         Projected YE
  8/14/03      %        8/13/04      %        8/13/05      %        8/13/06      %       8/14/07     %        8/13/08      %
------------------------------------------------------------------------------------------------------------------------------
    60.0%                 60.0%                 60.0%                 60.0%                60.0%                60.0%
  $124.71               $129.07               $133.59               $138.26              $143.10              $148.11
   53,874                53,874                53,874                53,874               53,874               53,874
   89,790                89,790                89,790                89,790               89,790               89,790
------------------------------------------------------------------------------------------------------------------------------
    3.50%                 3.50%                 3.50%                 3.50%                3.50%                3.50%
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
6,718,468    95.9%    6,953,615    95.9%    7,196,991    95.9%    7,448,886    95.9%   7,709,597    95.9%   7,979,433    95.9%
  161,131     2.3%      166,771     2.3%      172,608     2.3%      178,649     2.3%     184,902     2.3%     191,373     2.3%
   77,063     1.1%       79,760     1.1%       82,552     1.1%       85,441     1.1%      88,431     1.1%      91,526     1.1%
   49,040     0.7%       50,756     0.7%       52,533     0.7%       54,371     0.7%      56,274     0.7%      58,244     0.7%
------------------------------------------------------------------------------------------------------------------------------
7,005,702   100.0%    7,250,902   100.0%    7,504,683   100.0%    7,767,347   100.0%   8,039,204   100.0%   8,320,576   100.0%
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
1,007,770    15.0%    1,043,042    15.0%    1,079,549    15.0%    1,117,333    15.0%   1,156,440    15.0%   1,196,915    15.0%
    9,668     6.0%       10,006     6.0%       10,356     6.0%       10,719     6.0%      11,094     6.0%      11,482     6.0%
   42,384    55.0%       43,868    55.0%       45,403    55.0%       46,992    55.0%      48,637    55.0%      50,339    55.0%
   13,731    28.0%       14,212    28.0%       14,709    28.0%       15,224    28.0%      15,757    28.0%      16,308    28.0%
------------------------------------------------------------------------------------------------------------------------------
1,073,554    15.3%    1,111,128    15.3%    1,150,018    15.3%    1,190,268    15.3%   1,231,928    15.3%   1,275,045    15.3%
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
5,710,698    85.0%    5,910,572    85.0%    6,117,442    85.0%    6,331,553    85.0%   6,553,157    85.0%   6,782,518    85.0%
  151,463    94.0%      156,764    94.0%      162,251    94.0%      167,930    94.0%     173,808    94.0%     179,891    94.0%
   34,678    45.0%       35,892    45.0%       37,148    45.0%       38,448    45.0%      39,794    45.0%      41,187    45.0%
   35,309    72.0%       36,545    72.0%       37,824    72.0%       39,147    72.0%      40,518    72.0%      41,936    72.0%
------------------------------------------------------------------------------------------------------------------------------
5,932,148    84.7%    6,139,773    84.7%    6,354,666    84.7%    6,577,079    84.7%   6,807,277    84.7%   7,045,531    84.7%
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
  490,399     7.0%      507,563     7.0%      525,328     7.0%      543,714     7.0%     562,744     7.0%     582,440     7.0%
        0     0.0%            0     0.0%            0     0.0%            0     0.0%           0     0.0%           0     0.0%
  350,285     5.0%      362,545     5.0%      375,234     5.0%      388,367     5.0%     401,960     5.0%     416,029     5.0%
  168,137     2.4%      174,022     2.4%      180,112     2.4%      186,416     2.4%     192,941     2.4%     199,694     2.4%
  385,314     5.5%      398,800     5.5%      412,758     5.5%      427,204     5.5%     442,156     5.5%     457,632     5.5%
------------------------------------------------------------------------------------------------------------------------------
1,394,135    19.9%    1,442,929    19.9%    1,493,432    19.9%    1,545,702    19.9%   1,599,802    19.9%   1,655,795    19.9%
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
4,538,014    64.8%    4,696,844    64.8%    4,861,234    64.8%    5,031,377    64.8%   5,207,475    64.8%   5,389,737    64.8%
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
  329,268     4.7%      340,792     4.7%      352,720     4.7%      365,065     4.7%     377,843     4.7%     391,067     4.7%
  290,738     4.0%      300,914     4.0%      311,446     4.0%      322,347     4.0%     333,629     4.0%     345,306     4.0%
   48,695     0.7%       50,399     0.7%       52,163     0.7%       53,989     0.7%      55,879     0.7%      57,835     0.7%
        0     0.0%            0     0.0%            0     0.0%            0     0.0%           0     0.0%           0     0.0%
------------------------------------------------------------------------------------------------------------------------------
  668,702     9.5%      692,106     9.5%      716,330     9.5%      741,401     9.5%     767,351     9.5%     794,208     9.5%
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
3,869,312    55.2%    4,004,738    55.2%    4,144,904    55.2%    4,289,975    55.2%   4,440,124    55.2%   4,595,529    55.2%
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
  210,171     3.0%      217,527     3.0%      225,140     3.0%      233,020     3.0%     241,176     3.0%     249,617     3.0%
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
3,659,141    52.2%    3,787,211    52.2%    3,919,763    52.2%    4,056,955    52.2%   4,198,948    52.2%   4,345,911    52.2%
------------------------------------------------------------------------------------------------------------------------------

Reversion Value - The reversion value at the end of the 10th full year of the holding period is based on the 11th year cash flow capitalized using a terminal capitalization rate of 11.0%. We have deducted an amount equal to 3.0% of the total reversion value to represent the costs of sale upon the reversion.

Discounted Cash Flow Method Conclusion

Based on our projections of the subject's yearly cash flows, and the selected period of 10 years, capitalization rate of 11.0% and discount rate of 13.0%, it is our opinion that the market value of the subject property on a going-concern basis via the Income Approach, as of August 14, 1997, is $30,300,000.


--------------------------------------------------------------------------------
                                      -36-
ARTHUR ANDERSEN LLP VALUATION SERVICES GROUP

                    Income Capitalization Approach Conclusion
                           Discounted Cash Flow Method
                        Shilo Inn - Lincoln City, Oregon
                                 August 14, 1997

Discount Rate:                 13.00%
Terminal Capitalization Rate:  11.00%
Sales Cost:                     3.00%

Fiscal Year (August 14, 1997
  through August 13, 1998)   -------------------------------------------------------------------------------------------------------
                                 1997         1998         1999         2000         2001         2002         2003         2004
                             -------------------------------------------------------------------------------------------------------
Income                       $ 3,091,573  $ 3,195,917  $ 3,304,082  $ 3,415,847  $ 3,535,402  $ 3,659,141  $ 3,787,211  $ 3,919,763
+ Reversion

Total                        $ 3,091,573  $ 3,195,917  $ 3,304,082  $ 3,415,847  $ 3,535,402  $ 3,659,141  $ 3,787,211  $ 3,919,763
x Discount Factor                 0.8850       0.7831       0.6931       0.6133       0.5428       0.4803       0.4251       0.3762
                                  ------       ------       ------       ------       ------       ------       ------       ------
PV of Cash Flow & Reversion  $ 2,735,905  $ 2,502,872  $ 2,289,894  $ 2,095,003  $ 1,918,874  $ 1,757,553  $ 1,609,794  $ 1,474,458
                             -------------------------------------------------------------------------------------------------------


Fiscal Year (August 14, 1997
  through August 13, 1998)   --------------------------------------
                                  2005         2006         2007
                             --------------------------------------
Income                        $ 4,056,955  $ 4,198,948  $ 4,345,911
+ Reversion                                 38,323,038
                                            ----------
Total                         $ 4,056,955  $42,521,986
x Discount Factor                  0.3329       0.2946
                                   ------       ------
PV of Cash Flow & Reversion   $ 1,350,499  $12,526,482
                             --------------------------------------

Total Present Value:      $30,261,334

Rounded to:               $30,300,000


Source: Arthur Andersen LLP

--------------------------------------------------------------------------------
                      MERRILL LYNCH MORTGAGE CAPITAL, INC.
                            SHILO INN - LINCOLN CITY
                             IMPROVED SALES SUMMARY

------------------------------------------------------------------------------------------------------------------------------
Market Data No.                           Subject                   1                       2                       3
------------------------------------------------------------------------------------------------------------------------------
Sale Date
  Date of Sale                            Aug-97                  Aug-96                  Apr-96                  Apr-96
  Sale Price                                N/A                 $18,750,000             $15,900,000             $10,900,000
  Financing                                 N/A                    Cash                    Cash                    Cash
  Cash Equivalent Sale Price                N/A                 $18,750,000             $15,900,000             $10,900,000
------------------------------------------------------------------------------------------------------------------------------

Physical Data
  Hotel Name                     Shilo Inn - Lincoln City    Valley River Inn         Roosevelt Hotel          Gateway Hotel
  City                                 Lincoln City               Eugene                  Seattle                 Seattle
  State                                   Oregon                  Oregon                Washington              Washington
  Number of Guest Rooms                     246                     257                     151                     145
  Year Built                        1968, 1972 and 1995            1973                    1929                    1990
  Overall Comparability to Subject          N/A                  Inferior                Inferior                Inferior
------------------------------------------------------------------------------------------------------------------------------

Economic Data
  ADR at Sale                             $105.00                  $83.83                  $81.90                  $51.50
  Occupancy at Sale                        60.0%                   70.6%                   72.2%                   82.8%
  Room Revenue at Sale                  $5,656,770              $5,551,753              $3,259,049              $2,256,828
  Net Operating Income                  $3,091,574              $1,665,526              $1,379,000              $1,093,000
  REVPAR at Sale                          $63.00                  $59.18                  $59.13                  $42.64
------------------------------------------------------------------------------------------------------------------------------

Units of Comparison
  Room Revenue Multiplier (RRM)             N/A                     3.38                    4.88                    4.83
  Sale Price per Room                       N/A                   $72,957                $105,298                 $75,172
  Overall Rate                              N/A                    8.9%                    8.7%                    10.0%
------------------------------------------------------------------------------------------------------------------------------

Statistics                                 High                    Mean                     Low
                                           ----                    ----                     ---
  Room Revenue Multiplier (RRM)            4.88                    4.47                    3.38
  Sale Price per Room                    $130,556                 $88,105                 $68,333
  Overall Rate                             10.0%                   9.1%                    8.7%

Source: Arthur Andersen LLP
------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------
Market Data No.                                 4                       5                       6
---------------------------------------------------------------------------------------------------------
Sale Date
  Date of Sale                                Mar-96                  Mar-96                  Aug-95
  Sale Price                                $11,600,000             $25,327,800             $12,300,000
  Financing                                    Cash                    Cash                    Cash
  Cash Equivalent Sale Price                $11,600,000             $25,327,800             $12,300,000
---------------------------------------------------------------------------------------------------------

Physical Data
  Hotel Name                            Marriott Courtyard       Park Plaza Suites        Bellevue Hilton
  City                                       Bellevue                 Seattle                Bellevue
  State                                     Washington              Washington              Washington
  Number of Guest Rooms                         152                     194                     180
  Year Built                                   1990                    1991                    1979
  Overall Comparability to Subject           Inferior                Superior                Inferior
---------------------------------------------------------------------------------------------------------

Economic Data
  ADR at Sale                                   N/A                     N/A                    $60.05
  Occupancy at Sale                             N/A                     N/A                    65.0%
  Room Revenue at Sale                          N/A                     N/A                 $2,564,435
  Net Operating Income                          N/A                     N/A                 $1,107,000
  REVPAR at Sale                                N/A                     N/A                   $39.03
---------------------------------------------------------------------------------------------------------

Units of Comparison
  Room Revenue Multiplier (RRM)                 N/A                     N/A                     4.80
  Sale Price per Room                         $76,316                $130,556                 $68,333
  Overall Rate                                  N/A                     N/A                    9.0%
---------------------------------------------------------------------------------------------------------

Statistics

  Room Revenue Multiplier (RRM)
  Sale Price per Room
  Overall Rate

Source: Arthur Andersen LLP
---------------------------------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

ARTHUR                                                       Comparable Improved
ANDERSEN                                                               Sales Map

Because of the unique character of hotels, hotel investors do not typically base investment decisions on sales prices of comparable properties, but rather on the property's ability to generate income. The diversity of hotel properties and the variations in their income-generating abilities make it extremely difficult to abstract adjustments and derive a value indication via a sale price per room basis. However, this approach is useful in that it can provide a range of sales prices to support the value estimates derived by other approaches. In contrast, room revenue multiplier technique typically reflect investors attitudes toward future revenues. As such, the ratio of projected revenues to sale price, should provide a basis for trends in buyer motivation. Therefore, the room revenue multiplier technique was given the most weight in our analysis

Room Revenue Multiplier (RRM) Technique

The first unit of comparison utilized in this analysis was the room revenue multiplier technique. The actual room revenue of a property is the ratio of its sale price, or market value, to a corresponding RRM. The principle advantage of this unit of comparison is that it reflects a property's ability to generate income. Therefore, subjective differences between the age, condition, accessibility, location or physical characteristics of two properties are reflected in actual room revenues. In addition, investors perceptions about changing market conditions are typically reflected in higher or lower RRMs. For example, properties with significant up-side potential typically trade at higher RRMs while properties in over-built or deteriorating markets typically trade at lower RRMs.

The comparable sales had a range of RRMs from 3.38 to 4.88 with a mean of 4.47. No financial data could be obtained from Sales 4 and 5. The RRMs of the comparable sales were calculated based on actual room revenues at sale. All of the comparable sales were located in relatively stable markets and investors indicated that future room revenues were not anticipated to show any atypical upward or downward swings.

The following table shows the revenue per available room (REVPAR), ADR and the RRM of the subject and the sales.

                 ------------------------------------------
                  Sale
                   No.         ADR       REVPAR         RRM
                 ------------------------------------------
                    1        $83.83      $59.18        3.38
                    2        $81.90      $59.13        4.88
                    3        $51.50      $42.64        4.83
                    6        $60.05      $39.03        4.80
                 Subject    $105.00      $63.00         N/A
                 ------------------------------------------

As shown, the subject has an ADR of $105.00 which above the range of the comparable hotels. Adjusting for occupancy by using the REVPAR, again the subject above the range. Sales 1 and 2 have the highest ADR and REVPARs and indicate RRMs of 3.38 and 4.88, respectively. As previously mentioned, Sales 1 and 2 had good growth potential and were purchased for their income potential. Based on this sale, the subject is expected to have a higher RRM than these sales. Therefore, a RRM of 5.2 is considered appropriate for the subject property. The


--------------------------------------------------------------------------------
                                      -40-
ARTHUR ANDERSEN LLP VALUATION SERVICES GROUP following sets forth our estimate of the "as-is" market value of the subject property on a going-concern basis, via the RRM technique.

                 ------------------------------------------
                           Room Revenue Multiplier
                 ------------------------------------------
                 Room Revenue                    $5,656,770
                 Room Revenue Multiplier          x    5.20
                                                -----------
                 Value Indication               $29,415,204
                 Rounded                        $29,400,000
                 ------------------------------------------

Sale Price Per Room Technique

The second unit of comparison utilized in the analysis was the sale price per room technique. This technique is applicable when sales of properties with similar physical characteristics and income generating abilities are available. However, as previously mentioned, this is seldom the case with hotel properties, primarily due to their unique design and market orientations.

The sale comparison technique typically requires that sale prices of comparable properties be adjusted for dissimilar characteristics such as market conditions
(time), size, location, age/quality/condition, average daily rate, occupancy, etc. However, as discussed previously, the hotel sales we identified vary considerably from the subject in their physical characteristics and income-generating abilities. In addition, the subject has older typical guest rooms which have recently been renovated and new suite rooms. These variances make it extremely difficult, if not impossible, to abstract and apply reasonable adjustments to the sales. Based on the wide range of sales prices per room and property characteristics between the improved sales, we could not abstract and did not attempt to apply adjustments for dissimilar characteristics, but considered each sale on its overall comparability to the subject. Considering that hotel investors rarely place primary reliance on the sales prices of competing properties in making investment decisions, we believe this "bracketing" technique is valid and reasonable. Following is a discussion of our analysis.

The improved sales demonstrate a wide variance in physical and financial characteristics. As the income generating potential of the comparable sales were analyzed within the RRM technique, we have concentrated on the location, condition and physical characteristics of each sale. Although not perfect, the sales establish a range of possible values for the subject property.

Sales 1, 4 and 5 are all suite properties while Sales 2, 3 and 6 are typical guest room properties. These two sets of sales will be utilized to value the 185 typical guest rooms and the 61 suite rooms.

61 Suite Rooms

Sales 1, 4 and 5 are all suite room properties and range in sales price per room from $72,957 to $130,556. Sale 1 is located in Eugene, Oregon and also represent a resort type hotel; however, is not located along the Oregon Coast. Sale 4 is located in Bellevue, Washington and is a


--------------------------------------------------------------------------------
                                      -41-
ARTHUR ANDERSEN LLP VALUATION SERVICES GROUP

Courtyard Inn. This hotel is not a resort hotel and lacks the amenities of the subject and is not located along the Oregon coast. Sale 4 is located in Seattle, Washington and is an independent hotel. This hotel is not a resort hotel and also lacks the amenities of the subject.

Due to the lack of financial data for Sales 4 and 5, no comparison by the RRM, ADR, REVPAR or expense ratio could be derived. As discussed in the previous paragraph, the subject is superior to all of the data set due to location and amenities. Therefore, the following sets forth our estimate of the "as-is" market value of the subject property on a going-concern basis, via the sale price per room technique.

                 -----------------------------------------------
                              Sale Price Per Room
                 -----------------------------------------------
                 Sale Price Per Room Estimate           $140,000
                 Number of Subject Rooms (61 Suites)     x    61
                                                      ----------
                 Value Indication                     $8,540,000
                 Rounded                              $8,500,000
                 -----------------------------------------------

185 Guest Rooms

Sales 2, 3 and 6 are typical guest room hotels and range in price per room from $68,333 to $105,298. Sales 2 and 3 are located in Seattle, Washington with Sale 6 being Bellevue, Washington. All of these hotels cater to the business clientele and are not resort type properties and lack the location (along the Oregon coast) and amenities of the subject.

The following table shows the revenue per available room (REVPAR) and the sales price per room of the subject and the sales.

                ------------------------------------------
                  Sale                             Price
                   No.            REVPAR         Per Room
                ------------------------------------------
                   2             $59.13          $105,298
                   3             $42.64           $75,172
                   6             $39.03           $68,333
                Subject          $63.00             N/A
                ------------------------------------------

As shown, the subject's REVPAR of $63.00 is above the range of the sales. Sale 2 represents the highest of the data set and equates to a price per room of $105,298. As previously mentioned, the subject is superior to the data set due to it being a resort hotel with locational and physical amenities. Given the above analysis, we believe that the value of the subject property should fall in the range of the sales or around $115,000 per room price. Therefore, the following sets forth our estimate of the "as-is" market value of the subject property on a going-concern basis, via the sale price per room technique.


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                                      -42-
ARTHUR ANDERSEN LLP VALUATION SERVICES GROUP

                   ------------------------------------------
                               Sale Price Per Room
                   ------------------------------------------
                   Sale Price Per Room Estimate      $115,000
                   Number of Subject Rooms            x   185
                                                  -----------
                   Value Indication               $21,275,000
                   Rounded                        $21,300,000
                   ------------------------------------------

Conclusion - Sales Comparison Approach

The following sets forth our value estimates via the room revenue multiplier and sale price per room techniques:

                ------------------------------------------------
                         Sales Comparison Reconciliation
                ------------------------------------------------
                     Rooms Revenue Multiplier        $29,400,000
                ------------------------------------------------
                   Sale Price Pre Room (Suites)       $8,500,000
                ------------------------------------------------
                Sale Price Per Room (Guest Room)     $21,300,000
                ------------------------------------------------
                   Sale Price Per Room (Total)       $29,800,000
                ------------------------------------------------

The indications by both techniques are very supportive of one another. As previously mentioned, hotels are typically purchased based on their income producing capabilities and primary emphasis was place on the RRM technique. Secondary support for this indication is provided by the sale price per room technique. Therefore, it is our opinion that the "as-is" the market value of the subject property on a going-concern basis by the Sales Comparison Approach, is as follows:

                   ------------------------------------------
                                    Shilo Inn
                              1501 N.W. 40th Place
                              Lincoln City, Oregon
                   ------------------------------------------
                                  $29,400,0000
                   ------------------------------------------


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                                      -43-
ARTHUR ANDERSEN LLP VALUATION SERVICES GROUP

                             COST APPROACH TO VALUE

This valuation approach involves the application of five basic steps. First, the value of the land as if vacant is estimated. Second, the current cost of replacing the improvements is estimated. Third, an entrepreneurial profit sufficient to attract a developer to undertake the risk associated with the project is estimated. Fourth, accrued depreciation is estimated and deducted from the cost new estimate (inclusive of profit) to arrive at a contributory value of the improvements. In the final step, the land value is added to the contributory value of the improvements to arrive at a value indication by the Cost Approach.

The steps within the Cost Approach are analyzed in the following paragraphs. This section concludes with a Cost Approach Schedule which indicates our final value estimate via the Cost Approach to value.

Land Valuation

In estimating the land value of the subject site as if vacant, the Sales Comparison Approach is used. In this approach, value is estimated by comparing the subject site to similar properties that have been sold recently or are currently being offered on the market for sale. The Lincoln County deed records were searched for recent sales of comparable properties within the subject area. As previously mentioned, the subject site has frontage along the Pacific Ocean. Therefore, land sales were utilized which had similar characteristics and ocean frontage. The principals and/or the brokers handling the sales were then contacted to obtain further specific information regarding the properties and transactions. Also, real estate brokers active in the area were contacted to obtain information on comparable properties currently offered on the market. The available market data was investigated, analyzed and compared to the subject, with adjustments being made for dissimilar characteristics. On the following pages are a summary schedule with an adjustment grid followed by a location map. Detailed descriptions of the land sales are located in the Addenda.


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                                      -44-
ARTHUR ANDERSEN LLP VALUATION SERVICES GROUP

                                [GRAPHIC OMITTED]


                                                                      Comparable
                                                                  Land Sales Map

--------------------------------------------------------------------------------
               Shilo Inn - Lincoln City, Lincoln City, [ILLEGIBLE]
                       LAND SALES AND COMPARATIVE ANALYSIS
--------------------------------------------------------------------------------

Market Data                    SUBJECT                    1                      2                     3
-----------                    -------                    -                      -                     -
Location                W side NW 40th Place,  W side Elizabeth Street  N side of S.W. 51st  W side of N. Pacific
                        south of Highway 101     north of Shilo Inn           Avenue                Highway

City                        Lincoln City               Newport             Lincoln City             Yachats

Sale Date                        N/A                   Oct-96                 Jul-96                Jul-95

Sale Price                       N/A                  $687,500               $920,000             $1,450,000

Sale Price/Sq.
 Ft.                             N/A                   $11.96                 $17.45                 $4.06

Land Area (Sq.
 Ft.)                          392,040                 57,499                 52,708                357,129

Shape                    Slightly Irregular          Rectangular             Irregular             Irregular

Intended Use                    Hotel                   Hotel              Condominiums              Hotel

Zoning                    R-C, Recreational        C-2, Commercial       R-C, Recreational     R-4, Residential
                             Commercial                                     Commercial

                              COMPARATIVE ANALYSIS

Sale Price/Sq. Ft                                      $11.96                 $17.45                 $4.06

Market Conditions /Conditions of Sale                    0%                     0%                    0%

Time-Adjusted Price/Sq. Ft.                            $11.96                 $17.45                 $4.06

Location                                                 25%                    5%                    50%

Access/Frontage                                          0%                     10%                   0%

Utilities                                                0%                     0%                    0%

Size                                                    -35%                   -35%                   0%

Zoning/Intended Use                                      0%                     0%                    0%

Net Adjustments                                         -10%                   -20%                   50%

Adjusted Price/Sq. Ft.                                 $10.76                 $13.96                 $6.09

---------------------------------------
High                           $13.96
Low                             $6.09
Mean                           $10.27
Median                         $10.76
Indicated Value                $12.00
---------------------------------------

Market Data                                     4
-----------                                     -

Location                               W side Highway 101,
                                      south of Lincoln city

City                                      Glendea Beach

Sale Date                                    May-95

Sale Price                                 $1,800,000

Sale Price/Sq.
 Ft.                                          $3.75

Land Area (Sq.
 Ft.)                                        480,467

Shape                                      Rectangular

Intended Use                              Condominiums

Zoning                                  R-1, Residential




Sale Price/Sq. Ft                             $3.75

Market Conditions /Conditions of Sale          0%

Time-Adjusted Price/Sq. Ft.                   $3.75

Location                                       50%

Access/Frontage                                0%

Utilities                                      0%

Size                                           35%

Zoning/Intended Use                            0%

Net Adjustments                                85%

Adjusted Price/Sq. Ft.                        $6.93

As indicated, the market data range in date of sale from May 1995 to October 1996, in size from 52,708 to 480,467 square feet and in unadjusted sale price from $4.06 to $14.35 per square foot. These sales utilized represent the most comparable sales to the subject site.

In estimating the market value of the subject site, we used the price per square foot unit of comparison. The land sales were compared to the subject site and adjusted for such dissimilar characteristics as market conditions/conditions of sale, location, access/frontage, utilities, size and intended use. Appropriate adjustments to the sale price per square foot of the comparables can require a degree of subjectivity. Ideally, a large number of comparables would be available such that a true matched pair comparison analysis for each factor could be made and an adjustment extracted. However, this is not always possible. In the absence of adequate data to perform matched pair analyses, we have relied upon our market observations and conversations with local market representatives to apply reasonable and consistent adjustments. Following is a brief description of the adjustment process and a discussion of the adjustments made.

      Market Conditions/Conditions of Sale - Based on the data collected and conversations with area brokers, very few sites are available for hotel/motel development. The sales utilized are commercial sales with similar zoning and characteristics as the subject site. Considering the land sales, there does not appear to have been any significant change in the overall value levels within the subject's market over the past several years. This conclusion is consistent with the opinion of local real estate brokers and appraisers interviewed who stated that market values for hotel sites have remained relatively stable in the recent past. The sales used in this analysis are considered reflective of current market conditions. Consequently, no adjustments were applied. All of the sales were reported as being arm's length transactions.

      Location - The location adjustment is made to compensate the data for either a superior or inferior locations relative to the subject site. Land Sale 1 is located in Newport which is approximately 24 miles south of the subject site. This location is inferior to the subject due the lack of surrounding commercial development and required an upward adjustment. Sale 2 is located on S.W. 51st Avenue in Lincoln City. This site is also inferior to the subject site due to the lack of surrounding commercial development and required a downward adjustment. Sale 3 is located in Yachats and also lacks surrounding commercial development and require an upward adjustment. Land Sale 4 is located in Glenden Beach approximately eight miles south of the subject site and also inferior due to the lack of surrounding commercial development. Therefore, this sale required a upward adjustment.

      Access/Frontage - The access/frontage adjustment is made to compensate the market data for either superior or inferior access/frontage compared with the subject site. Comparisons were made between each comparable and the subject site for primary access and frontage, as well as corner location. We also considered the significance and degree of exposure, traffic counts and general activity in estimating the appropriate access/frontage adjustments. The following table outlines the basic access/frontage characteristics of the subject site and each of the sales.


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                                      -47-
ARTHUR ANDERSEN LLP VALUATION SERVICES GROUP

      --------------------------------------------------------------------------
                                 Type of Lot                Type of Roadway
      --------------------------------------------------------------------------
           Subject                 Interior                     Secondary
      --------------------------------------------------------------------------
           Sale 1                  Interior                     Secondary
      --------------------------------------------------------------------------
           Sale 2                  Interior                     Secondary
      --------------------------------------------------------------------------
           Sale 3                  Interior                     Secondary
      --------------------------------------------------------------------------
           Sale 4                  Interior                     Secondary
      --------------------------------------------------------------------------

      The subject site has good access/frontage characteristics because of its location and access to the Pacific Ocean and N.W. 40th Place. All of the sales were comparable in having frontage along a secondary thoroughfare with Land Sale 2 not having frontage along the Pacific Ocean and required an upward adjustment.

      Size - The size of a tract will usually affect its per-unit sale price. An inverse relationship typically exists between the size of a property and its sale price per square foot. The larger the size of a property, the smaller the per-unit price, and vice versa, assuming all other variables are constant. The subject site contains 392,040 square feet, while the data used in this analysis ranges in size from 52,708 to 480,467 square feet. Land Sale 3 is comparable in size to the subject site and did not require an adjustment. Land Sales 1 and 2 are considerably smaller than the subject site and require downward adjustments. Land Sale 4 is larger than the subject site and required an upward adjustment. Our adjustments are based on an approximate 20% adjustment for each doubling or halving in size relative to the subject site.

      Zoning/Intended Use - The subject site and comparable sales are zoned for commercial uses and were purchased by end users for a use that is consistent with the subject's highest and best use conclusion. Therefore, an adjustment for intended use is not necessary in this case.

As demonstrated on the adjustment grid, the adjusted sale prices of the data present a range of value from $6.09 to $13.96 per square foot. The mean of the sales was $10.27 per square foot, and the median was $10.76 per square foot. Land Sales 3 and 4 were lower end sales which reflected land prices in smaller communities which do not cater to the tourism trade. Therefore, these sales were given little weight. Land Sale 2 does not have beach frontage; however, is in close proximity to the subject. Based on the previous sales, Land Sales 1 and 2 were given the most weight.

Therefore, given the previous analysis and discussion, we have estimated the "as is" market value of the fee simple interest in the subject site, as of August 14, 1997, at $12.00 per square foot, or $4,700,000, calculated as follows:

                392,040 square feet x $l2.00/Sq. Ft. = $4,704,480
                                            Rounded:   $4,700,000


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                                      -48-
ARTHUR ANDERSEN LLP VALUATION SERVICES GROUP

Replacement Cost New

The next step in the Cost Approach is to estimate the replacement cost new (RCN) of the improvements. Replacement cost is defined by The Appraisal of Real Estate, Eleventh Edition, Appraisal Institute, as:

      The estimated cost to construct, at current prices as of the effective appraisal date, a building with utility equivalent to the building being appraised, using modern materials and current standards, design and layout.

We estimated the replacement cost of the subject's improvements based upon the Marshall Valuation Service calculator cost method. We quantified components of construction and building services and then applied a unit cost to develop the replacement cost of each building as of the date of value. After refining for size and then applying current cost and local area multipliers, a base price per square foot was obtained. Building plans for the subject property were provided for the suites property; however, none were available for the older units. These plans were used to determine appropriate building sizes and site improvements herein.

Included in the schedules are direct costs and indirect costs, as well as entrepreneurial profit. Direct costs, or hard costs, are those costs directly related to the construction of the building. These costs were estimated using Marshall Valuation Service. Indirect costs, or soft costs, reflect expenses such as interim interest on construction loans, ad valorem taxes (land only) and other general and administrative costs associated with the construction period of the subject improvements. Based on our experience, we have estimated indirect costs at 15% of direct costs.

We have also included an allowance for entrepreneurial profit. This is essential for a value indication in the Cost Approach and accounts for a developer's expectation to receive a return above actual development costs. The Income Approach estimated a value of $30,500,000, with the Sales Comparison Approach estimating an overall value of $29,400,000. Both of these indication of values are around the cost figures utilized, which indicates a profitable development. Based on the above analysis and other hotel developments, we have generally found 15% to 25% to be a reliable estimate. Considering the size of the project, we believe the entrepreneurial profit lies in the middle portion of the range, or 20%. This entrepreneurial profit also takes into account the land value.

Accrued Depreciation

All types of depreciation of the subject improvements were considered. Accrued depreciation is defined by The Appraisal of Real Estate Eleventh Edition, Appraisal Institute, as:

      The difference between the market value of an improvement, as of the date of the appraisal, and its reproduction or replacement cost.


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                                      -49-
ARTHUR ANDERSEN LLP VALUATION SERVICES GROUP

Accrued depreciation is divided into three basic categories: physical deterioration, functional obsolescence and external obsolescence. Each of these categories considers specific influences of the property and provides a basis for measuring the impact on a property's value.

Physical Depreciation -

Physical depreciation as a result of age and wear can be divided into curable and incurable.

Effective age is the age indicated by the condition and utility of a structure.

Physical Depreciation, Incurable: This type of depreciation is defined as "Physical depreciation which in terms of market conditions as of the date of the appraisal is not feasible or economically justified to correct." As previously mentioned, the subject was built in 1968, 1972 and 1995. The subject improvements are in good condition and have been recently renovated. Therefore, we estimated the effective age of the subject improvements to be as follows:

                                                                  Effective Age
                                                                  -------------
      Buildings B, C, D, Restaurant and Office                         10 years
      Building A                                                        2 years

Incurable physical depreciation on the improvements was estimated based on the depreciation tables found in the Marshall Valuation Service publication. The total life expectancy according to the tables is 45 years which indicate a depreciation rate of 8% for Buildings B, C, D, Restaurant and office and 1% for Building A.

Physical Depreciation, Curable: This type of depreciation is defined as "Physical deterioration which the prudent buyer would anticipate correcting upon purchase of the property. The cost of effecting the correction or cure would be no more than the anticipated addition to utility, and hence ultimately to value, associated with the cure." As previously mentioned, the subject has recently been renovated. Therefore, the subject has no curable physical depreciation.

Functional Obsolescence -

Functional obsolescence is any loss in value resulting from inappropriate architectural design, construction, or layout. Based upon our review of provided building plans and a physical inspection, no functional obsolescence is expected. The property's design is generally consistent with market demand.

External Obsolescence -

External obsolescence, usually not curable, is a loss resulting from causes outside property boundaries that are not accounted for in land value. As stated in the Highest and Best Use section, hotel development is currently financially feasible in the subject neighborhood and specifically on the subject site. No external obsolescence was identified for the subject.


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                                      -50-
ARTHUR ANDERSEN LLP VALUATION SERVICES GROUP

Furniture, Fixtures and Equipment (FF&E)

We did not have a list detailing all of the FF&E at the subject property. Therefore, we used average quantities, costs according to information provided by Hospitality Valuation Services (HVS). According to HVS, the replacement cost new for FF&E in a typical guest room in a hotel similar to the subject property approximates $3,500 per room. The total guest room FF&E value accounts for the majority of FF&E in the entire hotel. Based on our experience in appraising hotels similar to the subject property, the other FF&E (lobby, front desk, administrative offices, pool, maintenance, housekeeping and laundry) is approximately 30% of the guest room FF&E value.

Based on our physical inspection of the subject property and its FF&E, and as we were not provided with a list containing the physical description and ages of the subject's FF&E, we estimate that the subject's FF&E is approximately 10% depreciated. Therefore, the subject's total FF&E value is estimated as follows:

      Guest Rooms: 246 rooms x $3,500/room =                           $861,000

      All other FF&E (including lobby, front
       desk, administrative offices, pool,
       maintenance, housekeeping and laundry)
       @ 30% of Guest Room FF&E                                        $258,300
                                                                     ----------
      Total Unadjusted FF&E                                          $1,119,300
      Times: Current Multiplier (MVS,
       Section 99, Page 3)                                                 1.03
                                                                     ----------
      Replacement Cost New                                           $1,152,879
      Less: Depreciation @ 10%                                        ($115,288)
                                                                     ----------
      Total FF&E Value                                               $1,037,591
      Rounded:                                                       $1,040,000

Cost Approach Schedule and Value Indication

The following schedule summarizes the Cost Approach and indicates the final value estimate via the Cost Approach to value.


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                                      -51-
ARTHUR ANDERSEN LLP VALUATION SERVICES GROUP

--------------------------------------------------------------------------------
                             COST APPROACH SCHEDULE
--------------------------------------------------------------------------------

Direct Costs
------------
  Hotel Buildings
   Building A      54,872 SF @ $120.13                PSF           $6,591,773
   Building B      19,620 SF @  $95.01                PSF           $1,864,096
   Building C      19,440 SF @  $95.01                PSF           $1,846,994
   Building D      25,200 SF @  $95.01                PSF           $2,394,252
   Office           2,232 SF @  $95.01                PSF             $212,062
   Restaurant      16,730 SF @  $95.01                PSF           $1,589,517
   Pool/Spa         3,636 SF @  $95.01                PSF             $345,456
                                                                   -----------
  Total Building Costs                                             $14,844,152

 Site Improvements
  Swimming Pool                                                        $75,000
  Parking Areas                                                       $200,000
  Sidewalks                                                            $75,000
  Driveways                                                            $50,000
  Landscaping                                                          $50,000
                                                                   -----------
 Total Direct Costs                                                $15,294,152

Cost Multipliers
----------------
  Western US Multiplier                              1.03
  Portland Local Multiplier                          1.12
                                               ----------
                                                                   $17,643,334

Plus Indirect Costs @ 15%                                           $2,646,500
-------------------------

 Total Replacement Cost New Before Profit                          $20,289,834

Plus Entrepreneurial Profit @ 20%                                   $4,997,967
---------------------------------

Contributory Value of the Improvements                             $25,287,800
--------------------------------------

Less Accrued Depreciation:
--------------------------
 Physical Depreciation
  Physical Curable                                     $0
  Physical Incurable (1%)                         $65,918
  Physical Incurable (8%)                      $1,495,682

 Functional Obsolescence
  Curable                                              $0
  Incurable                                            $0
 External Obsolescence                                 $0
                                               ----------
Total Accrued Depreciation                                          $1,561,600
                                                                   -----------

Depreciated Replacement Cost                                       $23,726,201

Depreciated Value of FF&E                                           $1,040,000

Land Value                                                          $4,700,000
                                                                   -----------

Indicated Value Via Cost Approach                                  $29,466,201

                                                  ROUNDED:         $29,500,000
--------------------------------------------------------------------------------

                     RECONCILIATION AND FINAL VALUE ESTIMATE

The results of the three approaches to the value of the subject property "As-Is" are as follows:

               Cost Approach                                 $29,500,000
               Sales Comparison Approach                     $29,400,000
               Income Approach                               $30,500,000

The three approaches to value are utilized whenever possible in order to provide a check whereby all factors are considered in each approach. Inherent in each approach is an interpretation of market conditions as they affect the subject property. If only one approach is used, a factor may be overlooked or misinterpreted. The quality and the quantity of the data in each approach has been considered, along with the relevancy of each to the subject.

The Sales Comparison Approach reflects the behavior of buyers and sellers transferring property. Buyers and sellers of hotels compare properties that have sold and those that are offered for sale in the marketplace so they pay no more than the least amount that a prudent seller would accept. This approach relies heavily on the availability of sale data and the willingness of buyers and/or sellers to reveal details of the transactions. Six transactions were confirmed in this instance, with one in Oregon and the remaining sales in Washington. Sufficient data about these sales was confirmed to accurately reflect pertinent characteristics demanded by purchasers. Two units of comparison were used in this instance: room revenue multiplier (RRM) and sale price per room. As the subject is an income producing property, primary emphasis was placed on the indication via the RRM technique, with support provided by the sale price per room technique. When recent sales of comparable properties are available for analysis, the Sales Comparison Approach is considered reliable. Therefore, the Sales Comparison Approach was considered a reliable indicator in this instance.

The Income Approach is generally regarded as the most reliable technique for estimating the value of an income producing property. This approach primarily emphasizes the economic productivity of the asset. It is based on the premise that value is created by the expectation of future benefits. We estimated the value of those benefits to derive an indication of the amount that a prudent, informed purchaser-investor would pay for the right to receive them as of the date of value. In this case, only the direct capitalization method was used as this is the primary method used by purchasers in the market. A stabilized net operating income was estimated and a market derived capitalization rate was applied to this indication to derive a market value estimate. As the subject is an income producing property, primary emphasis was placed on the Income Approach.

The Cost Approach was used in estimating the value of the improved subject property by estimating the value of the site as if vacant and adding the contributory value of the improvements. We consulted the Marshall Valuation Service to estimate the replacement cost new for the subject improvements. An allowance for entrepreneurial profit was added. Next, all applicable forms of depreciation were applied to arrive at a final estimate of value for the subject improvements via the cost approach.


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                                      -53-
ARTHUR ANDERSEN LLP VALUATION SERVICES GROUP

Based on the reconciliation of the three approaches to value, with primary weight placed on the Income Approach and support provided by the Sales Comparison Approach, we estimate that the market value of the subject property "as-is", on a going-concern basis, as of August 14, 1997, was:

                  THIRTY MILLION FIVE HUNDRED THOUSAND DOLLARS
                                   $30,500,000


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                                      -54-
ARTHUR ANDERSEN LLP VALUATION SERVICES GROUP

                                  CERTIFICATION

We certify that, to the best of our knowledge and belief:

      o The statements of fact contained in this report are true and correct.

      o The reported analyses, opinions, and conclusions are limited only by the accompanying assumptions and limiting conditions and are our personal, unbiased professional analyses, opinions, and conclusions.

      o We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

      o Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event;"

      o Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.

      o Darrell J. Kelsoe made a personal inspection of the property that is the subject of this report on August 14, 1997.

      o David H. Trahan did not inspect the property appraised, but has reviewed the data and conclusions herein and concurs with the value conclusion.

      o No one provided significant professional assistance to the persons signing this report.

      o We have performed within the context of the competency provision of the Uniform Standards of Professional Appraisal Practice.

      o This report was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

      o The reported analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

      o The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

      o As of the date of this report, David H. Trahan have completed the requirements of the continuing education program of the Appraisal Institute.


/s/ David H. Trahan                                /s/ Darrell J. Kelsoe
--------------------------------------             -----------------------------
David H. Trahan, MAI                               Darrell J. Kelsoe
Principal, Valuation Services Group                Staff Appraiser, Valuation
                                                   Services Group
                                                   Oregon Temporary Practice
                                                   Registration
                                                   TNR0386


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                                      -55-
ARTHUR ANDERSEN LLP VALUATION SERVICES GROUP

                      STATEMENT OF GENERAL ASSUMPTIONS AND
                               LIMITING CONDITIONS

This appraisal report has been made with the following general assumptions and limiting conditions.

General

1. No investigation has been made of, and no responsibility is assumed for, the legal description of the property being valued or for legal matters, including title or encumbrances. Title to the property is assumed to be good and marketable unless otherwise stated. The property is further assumed to be free and clear of any or all liens, easements or encumbrances unless otherwise stated.

2. Information furnished by others, upon which all or portions of this report are based, is believed to be reliable, but has not been verified in all cases. No warranty is given as to the accuracy of such information.

3. It is assumed that all required licenses, certificates of occupancy, consents or other legislative or administrative authority from any local, state or national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimate contained in this report is based.

4. Full compliance with the applicable federal, state and local zoning, use, environmental and similar laws and regulations is assumed, unless otherwise stated.

5. No responsibility is taken for changes in market conditions, and no obligation is assumed to revise this report to reflect events or conditions which occur subsequent to the date hereof.

6. The value estimates herein are predicated on the financial structure prevailing as of the date of this report.

7.    Responsible ownership and competent property management are assumed.

8. The allocation, if any, in this report of the total value between components of the property applies only to the program of utilization stated in this report. The separate values for any components may not be applicable for any other purpose and must not be used in conjunction with any other appraisal.

9. Areas and dimensions of the property were obtained from sources believed to be reliable. Maps or sketches, if included in this report, are only to assist the reader in visualizing the property; and no responsibility is assumed for their accuracy. No independent surveys were conducted.

10. It is assumed that there are no hidden or unapparent conditions of the property, subsoil, or structures that render it more or less valuable. No responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them.


--------------------------------------------------------------------------------
                                      -56-
ARTHUR ANDERSEN LLP VALUATION SERVICES GROUP

11. No soil analysis or geological studies were ordered or made in conjunction with this report, nor was an investigation made of any water, oil, gas, coal or other subsurface mineral and use rights or conditions.

12. Neither Arthur Andersen LLP nor any individual signing or associated with this report shall be required by reason of this report to give further consultation, provide testimony or appear in court or at other legal proceedings unless specified arrangements therefore have been made.

13. We understand that our appraisal will be used to assist you in determining the fair market value for financing purposes as part of a mortgage conduit program and may be disclosed to rating agencies and others in connection with a planned loan securitization. Neither this report nor any portions thereof (including without limitation any conclusions as to value, the identity of Arthur Andersen LLP or any individuals signing or associated with this report, or the professional associations or organizations with which they are affiliated) shall be disseminated to third parties, except those mentioned on page i of the report, by any means without the prior written consent and approval of Arthur Andersen LLP. Access to the files, if requested by the client, will not be unreasonably withheld from Arthur Andersen LLP.

14. The date of analysis on which the conclusion and opinion expressed in this report apply is set forth in the letter of transmittal. Our value opinion is based on the purchasing power of the United States' dollar as of this date.

15. We are not qualified to investigate or test for the presence of toxic materials or substances. Unless otherwise stated in this report, no hazardous material, which may or may not be present on or near the property, was observed. We have no knowledge of the existence of such materials on or in the property; however, we are not qualified to detect such substances. The presence of potentially hazardous substances, such as asbestos, urea-formaldehyde foam insulation, or industrial wastes, may affect the value of the property. The value conclusions herein are predicated on the assumption that there is no such material on, in, or near the property that would cause a loss in value. No responsibility is assumed for any such conditions or for any expertise or engineering knowledge required to discover them. The client should retain an expert in this field if further information is desired.

16. We have not attempted to measure the potential impact on value of recent enforcement of wetlands legislation. Certain areas of the subject site may be dry and developable, while others may contain reclaimable and/or non-reclaimable wetland areas. We are not qualified to make such judgments and recommend retaining an expert in this field, if desired. Our value conclusions are predicated on there being no wetlands impact.

17. We did not make any observations or interpretations on compliance with the Americans With Disabilities Act. We are not experts in this field and are not qualified to make such determinations. Our value estimate is predicated upon the property owner(s) bearing no costs for compliance.


--------------------------------------------------------------------------------
                                      -57-
ARTHUR ANDERSEN LLP VALUATION SERVICES GROUP

18. Arthur Andersen LLP's (Andersen's) maximum liability relating to services rendered under this letter (regardless of form of action, whether in contract, negligence or otherwise) shall be limited to the charges paid to Andersen for the portion of its services or work products giving rise to liability. In no event shall Andersen be liable for consequential, special, incidental or punitive loss, damage or expense (including without limitation, lost profits, opportunity costs, etc.), even if it has been advised of their possible existence.


--------------------------------------------------------------------------------
                                      -58-
ARTHUR ANDERSEN LLP VALUATION SERVICES GROUP

                                     ADDENDA


--------------------------------------------------------------------------------
                                      -59-
ARTHUR ANDERSEN LLP VALUATION SERVICES GROUP

                                   LAND SALES

                                                                            ID #
Land Sale                                                                   4598

--------------------------------------------------------------------------------
                                 IDENTIFICATION
--------------------------------------------------------------------------------
Address:       W side of Elizabeth Street, north of Shilo Inn

Location:      W side of Elizabeth Street, north of Shilo Inn

City:          Newport

County
 (Parish):     Lincoln

Metro Area:

State
 (Province):   Oregon (OR)

Confidential:  |_| Yes |X| No

Map/Grid:                     /

Legal:         Tax Lots 10600, 10602, 10603, 10700, 10701, Section 8BC, T11S,
               R11W, W.M.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                TRANSACTION DATA
--------------------------------------------------------------------------------
Grantor:       Lyle and Glorian Allen

Grantee:       Means, Wright and Wright

Sale Date:     October 1996

Recording
 Data:         MF 323-765

Sale Price:    $687,500     $11.97 /Sq Foot   $521,288 /Acre

Cash Eq.
 Price:(1)     $687,500     $11.97 /Sq Foot   $521,288 /Acre

Terms:         Seller carried a short term note at market rates.

|x| User

|_| Investor (Speculator)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                  PHYSICAL DATA
--------------------------------------------------------------------------------
Land Area:     57,449   |X| Sq. Feet
                        |_| Acres

               |X| All Available |_| Septic System |_| Water
Utilities:     |_| None          |_| Gas           |_| Sewer
               |_| Water Well    |_| Electric      |_| Phone

Access/
Frontage:      165 feet of frontage along Elizabeth Street
               and 165 feet of Ocean frontage

Zoning:        C-2, Commercial

Intended Use:  Hotel

   Floodplain: |X| Yes |_| No

 Improvements: |_| Yes |X| No

Signalization: |_| Yes |X| No

Adverse
 Easements/
Encroachments: |_| Yes |X| No

Corner Parcel: |_| Yes |X| No

Shape:         Rectangular

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                     REMARKS
--------------------------------------------------------------------------------
This site is located immediately north of the Shilo Inn in Newport. The terrain and slope is steep down to the beach and will need stairs for beach access. A 50 unit motel is planned for this site; however, no construction has occurred since the date of sale.

--------------------------------------------------------------------------------
(1) Adjusted for cash equivalency, demolition costs, contributory value of improvements or other special situation. See Remarks

                                                                            ID #
Land Sale                                                                   4599

--------------------------------------------------------------------------------
                                 IDENTIFICATION
--------------------------------------------------------------------------------
Address:       N side S.W. 51st Avenue

Location:      N side S.W. 51st Avenue

City:          Lincoln City

County
 (Parish):     Lincoln

Metro Area:

State
 (Province):   Oregon (OR)

Confidential:  |_| Yes |X| No

Map/Grid:                     /

Legal: Tax Lot 4600, Section 34A8 and Tax Lots 100, 200 and 300, Section 34BA, T17S, R11W, W.M.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                TRANSACTION DATA
--------------------------------------------------------------------------------
Grantor:       James and Hershey

Grantee:       Dunn

Sale Date:     July 1996

Recording
 Data:         N/A

Sale Price:    $900,000      $17.08 /Sq Foot    $743,796 /Acre

Cash Eq.
 Price:(1)     $920,000      $17.45 /Sq Foot    $760,325 /Acre

Terms:         Cash to Seller

|X| User
|_| Investor (Speculator)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                  PHYSICAL DATA
--------------------------------------------------------------------------------
Land Area:     57,708   |X| Sq. Feet
                        |_| Acres

               |X| All Available |_| Septic System |_| Water
Utilities:     |_| None          |_| Gas           |_| Sewer
               |_| Water Well    |_| Electric      |_| Phone

Access/
Frontage:      Unknown frontage along S.W. 51st Avenue

Zoning:        R-C, Recreational Commercial

Intended Use:  Condominiums

Floodplain:    |X| Yes |_| No

Improvements:  |X| Yes |_| No

Signalization: |_| Yes |X| No

Adverse
 Easements/
Encroachments: |_| Yes |X| No

Corner Parcel: |_| Yes |X| No

Shape:         Irregular

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                     REMARKS
--------------------------------------------------------------------------------
This property is improved with a small house and restaurant which is in average condition. According to the broker, the site is being sold for the land value and the improvements will be demolished. An estimated $20,000 was added to the purchase price for the razing costs. The site does not have beach frontage; however, is located across from the beach and has good visibility to Siletz Bay.

--------------------------------------------------------------------------------
(1) Adjusted for cash equivalency, demolition costs, contributory value of improvements or other special situation. See Remarks

                                                                            ID #
Land Sale                                                                   4600

--------------------------------------------------------------------------------
                                 IDENTIFICATION
--------------------------------------------------------------------------------
Address:       1800 N. Pacific Highway

Location:      W side of N. Pacific Highway

City:          Yachats

County
 (Parish):     Lincoln

Metro Area:

State
 (Province):   Oregon (OR)

Confidential:  |_| Yes |X| No

Map/Grid:                     /

Legal:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                TRANSACTION DATA
--------------------------------------------------------------------------------
Grantor:       Smajkl and West American Exchange

Grantee:       Sven R. Roslund

Sale Date:     July 1995

Recording
 Data:         N/A

Sale Price:    $1,450,000    $4.06 /Sq Foot     $176,860 /Acre

Cash Eq.
 Price:(1)     $1,450,000    $4.06 /Sq Foot     $176,860 /Acre

Terms:         Cash to Seller

|X| User
|_| Investor (Speculator)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                  PHYSICAL DATA
--------------------------------------------------------------------------------
Land Area:     357,129  |X| Sq. Feet
                        |_| Acres

               |X| All Available |_| Septic System |_| Water
Utilities:     |_| None          |_| Gas           |_| Sewer
               |_| Water Well    |_| Electric      |_| Phone

Access/
Frontage:      Unknown frontage along N. Pacific Highway and unknown frontage along the Pacific Ocean.

Zoning:        R-4, Residential

Intended Use:  Hotel

Floodplain:    |X| Yes |_| No

Improvements:  |_| Yes |X| No

Signalization: |_| Yes |X| No

Adverse
 Easements/
Encroachments: |_| Yes |X| No

Corner Parcel: |_| Yes |X| No

Shape:         Irregular

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                     REMARKS
--------------------------------------------------------------------------------
This parcel was assembled for the development of a 102 unit hotel. The site has good view and frontage along the ocean.

--------------------------------------------------------------------------------
(1) Adjusted for cash equivalency, demolition costs, contributory value of improvements or other special situation. See Remarks

                                                                            ID #
Land Sale                                                                   4601

--------------------------------------------------------------------------------
                                 IDENTIFICATION
--------------------------------------------------------------------------------
Address:       Highway 101 and the Pacific Ocean

Location:      W side of Highway 101 and the Pacific Ocean

City:          Glenden Beach

County
 (Parish):     Lincoln

Metro Area:

State
 (Province):   Oregon (OR)

Confidential:  |_| Yes |X| No

Map/Grid:                     /

Legal:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                TRANSACTION DATA
--------------------------------------------------------------------------------
Grantor:       R.H. Hill

Grantee:       Trendwest Resorts

Sale Date:     May 1995

Recording
 Data:         Volume 299, Page 1913

Sale Price:    $1,800,000    $3.75 /Sq Foot     $163,191 /Acre

Cash Eq.
 Price:(1)     $1,800,000    $3.75 /Sq Foot     $163,191 /Acre

Terms:         Cash to Seller

|X| User
|_| Investor (Speculator)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                  PHYSICAL DATA
--------------------------------------------------------------------------------
Land Area:     480,467  |X| Sq. Feet
                        |_| Acres

               |X| All Available |_| Septic System |_| Water
Utilities:     |_| None          |_| Gas           |_| Sewer
               |_| Water Well    |_| Electric      |_| Phone

Access/
Frontage:      190 feet along Highway 101 and 188 front feet along the Pacific
               Ocean.

Zoning:        R-1, Residential

Intended Use:  Condominiums

Floodplain:    |X| Yes |_| No

Improvements:  |_| Yes |X| No

Signalization: |_| Yes |X| No

Adverse
 Easements/
Encroachments: |_| Yes |X| No

Corner Parcel: |_| Yes |X| No

Shape:         Rectangular

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                     REMARKS
--------------------------------------------------------------------------------
This is a level, rectangular tract of land with frontage and access to the Pacific Ocean.

--------------------------------------------------------------------------------
(1) Adjusted for cash equivalency, demolition costs, contributory value of improvements or other special situation. See Remarks

                              IMPROVED HOTEL SALES

Hotel Sale

--------------------------------------------------------------------------------
                             IMPROVED SALE NUMBER 1
--------------------------------------------------------------------------------

Property Identification
-----------------------

Name                                      Valley River Inn

Address/Location:                         1000 Valley River Way

City/County/State:                        Eugene, Lane County, Oregon

Urban    ________
Suburban ________
Airport  ________
Resort   ___X____
Highway  ________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Transaction Data
----------------

Grantor:                                  Valley River Inn, LP

Grantee:                                  Patriot American Hospitality, Inc.

Date of Sale:                             Aug-96

Sale Price:                               $18,750,000 (Going-concern including
                                          real estate, furniture, fixtures and
                                          equipment)

Sale Price
 Per Room:                                $72,957

Terms:                                    Cash to Seller

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Physical Data
-------------

Number of Rooms:                          257

Year Built:                               1973

Type Construction:                        Wood Frame with wood siding

Restaurant:                               Yes

Meeting Facilities:                       Meeting Rooms

Other Facilities:                         The property has a swimming pool, a
                                          jacuzzi, excercise room and guest
                                          laundry.

Number of Stories:                        3

Condition:                                Good

Deferred Maintenance:                     None reported

--------------------------------------------------------------------------------

Hotel Sale

--------------------------------------------------------------------------------
                        IMPROVED SALE NUMBER 1 (Cont'd.)
--------------------------------------------------------------------------------

Operating Data
--------------

Occupancy:                                      70.6%

Average Daily Room Rate:                       $83.83

RevPAR:                                        $59.18

Net Operating Income:                      $1,665,526

Room Revenue:                              $5,551,753

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Value Indicators/Ratio Analysis
-------------------------------

Sale Price Per Room:                          $72,957

Overall Rate:                                   8.88%

Room Multiplier:                                 3.38

Room Revenue Per Unit:                        $21,602

Expense Ratio:                                 30.00%

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Confirmation:                             Ron Gladney with Valley River Inn
                                          (541) 687-0123

Comments:                                 This property is a resort hotel
                                          located in Eugene, Oregon. The
                                          property recently underwent a
                                          renovation which upgraded the rooms
                                          with coffe makers, new carpet, and
                                          exterior paint. Mr. Gladney did not
                                          know how much was spent on renovations
                                          or the anticipated increase in ADR or
                                          occupancy.

--------------------------------------------------------------------------------

Hotel Sale

--------------------------------------------------------------------------------
                             IMPROVED SALE NUMBER 2
--------------------------------------------------------------------------------

Property Identification
-----------------------

Name:                                     Westcoast Roosevelt Hotel

Address/Location:                         1531 7th Avenue

City/County/State:                        Seattle, King County, Washington

Urban    ___X____
Suburban ________
Airport  ________
Resort   ________
Highway  ________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Transaction Data
----------------

Grantor:                                  West Coast Hotels, Inc.

Grantee:                                  Patriot American Hospitality, Inc.

Date of Sale:                             Apr-96

Sale Price:                               $15,900,000 (Going-concern inducting
                                          real estate, furniture, fixtures and
                                          equipment)

Sale Price Per Room:                      $105,298

Terms:                                    Cash to Seller

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Physical Data
-------------

Number of Rooms:                          151

Year Built:                               1929

Type Construction:                        Steel Frame/Stucco Exterior

Restaurant:                               Yes

Meeting Facilities:                       Meeting Room

Other Facilities:                         Indoor Swimming Pool and Fitness
                                          Center

Number of Stories:                        5

Condition:                                Good

Deferred Maintenance:                     None Noted

--------------------------------------------------------------------------------

Hotel Sale

--------------------------------------------------------------------------------
                        IMPROVED SALE NUMBER 2 (Cont'd.)
--------------------------------------------------------------------------------

Operating Data
--------------

Occupancy:                                      72.2%

Average Daily Room Rate:                       $81.90

RevPAR:                                        $59.13

Net Operating Income:                      $1,379,000

Room Revenue:                              $3,259,049

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Value Indicators/Ratio Analysis
-------------------------------

Sale Price Per Room:                         $105,298

Overall Rate:                                   8.67%

Room Multiplier:                                 4.88

Room Revenue Per Unit:                        $21,583

Expense Ratio:                                 42.31%

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Confirmation:                             David Cottler with West Coast Hotels
                                          (206) 441-9856

Comments:                                 At the time of sale, this hotel was in
                                          good condition with no deferred
                                          maintenance items. According to Mr.
                                          Cottler, Patriot American Hospitality
                                          did not rebrand the hotel nor
                                          renovated it. He also indicated that
                                          Patriot American Hospitality, Inc.
                                          purchased this property for its income
                                          potential.

--------------------------------------------------------------------------------

Hotel Sale

--------------------------------------------------------------------------------
                             IMPROVED SALE NUMBER 3
--------------------------------------------------------------------------------

Property Identification
-----------------------

Name:                  West Coast Gateway Hotel

Address/Location:      18415 International Boulevard

City/County/State:     Seattle, King County, Washington

Urban    ________
Suburban ________
Airport  ___X____
Resort   ________
Highway  ________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Transaction Data
----------------

Grantor:               West Coast Hotels

Grantee:               Patriot American Hospitality, Inc.

Date of Sale:          4/27/96

Sale Price:            $10,900,000 (Going-concern including real estate,
                       furniture, fixtures and equipment)

Sale Price Per Room:   $75,172

Terms:                 Cash to Seller

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Physical Data
-------------

Number of Rooms:       145

Year Built:            1990

Type Construction:     Steel Frame/Brick Veneer

Restaurant:            No

Meeting Facilities:    Meeting Room

Other Facilities:      The property has very few amenitites.

Number of Stories:     4

Condition:             Good

Deferred Maintenance:  None

--------------------------------------------------------------------------------

Hotel Sale

--------------------------------------------------------------------------------
                        IMPROVED SALE NUMBER 3 (Cont'd.)
--------------------------------------------------------------------------------

Operating Data
--------------

Occupancy:                    82.8%

Average Daily Room Rate:      $51.50

RevPAR:                       $42.64

Net Operating Income:         $1,093,000

Room Revenue:                 $2,256,828

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Value Indicators/Ratio Analysis
-------------------------------

Sale Price Per Room:          $75,172

Overall Rate:                 10.03%

Room Multiplier:              4.83

Room Revenue Per Unit:        $15,564

Expense Ratio:                48.43%

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Confirmation:                 David Cottler with West Coast Hotels (206)
                              441-9856

Comments:                     At the time of sale, this hotel was in good
                              condition with no deferred maintenance items.
                              According to Mr. Cottler, Patriot American
                              Hospitality did not rebrand the hotel nor renovated it. He also indicated that Patriot
                              American Hospitality, Inc. purchased this property for its income potential.

--------------------------------------------------------------------------------

Hotel Sale

--------------------------------------------------------------------------------
                             IMPROVED SALE NUMBER 4
--------------------------------------------------------------------------------

Property Identification
-----------------------

Name:                         Marriott Courtyard

Address/Location:             14615 NE 29th Place

City/County/State:            Bellevue, Washington

Urban    ___X____
Suburban ________
Airport  ________
Resort   ________
Highway  ________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Transaction Data
----------------

Grantor:                      HMH Courtyard Properties

Grantee:                      Hospitality, Inc.

Date of Sale:                 3/27/96

Sale Price:                   $11,600,000 (Going-concern inducting real estate,
                              furniture, fixtures and equipment)

Sale Price Per Room:          $76,315.79

Terms:                        Cash to Seller

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Physical Data
-------------

Number of Rooms:              152

Year Built:                   1990

Type Construction:            Steel frame/brick veneer

Restaurant:                   Yes

Meeting Facilities:           Four meeting rooms

Other Facilities:             Swimming pool, fitness center and spa

Number of Stories:            2

Condition:                    Good

Deferred Maintenance:         None

--------------------------------------------------------------------------------

Hotel Sale

--------------------------------------------------------------------------------
                        IMPROVED SALE NUMBER 4 (Cont'd.)
--------------------------------------------------------------------------------

Operating Data
--------------

Occupancy:                    N/A

Average Daily Room Rate:      N/A

RevPAR:                       N/A

Net Operating Income:         N/A

Room Revenue:                 N/A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Value Indicators/Ratio Analysis
-------------------------------

Sale Price Per Room:          $76,316

Overall Rate:                 N/A

Room Multiplier:              N/A

Room Revenue Per Unit:        N/A

Expense Ratio:                N/A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Confirmation:                 Greg Hubert with Courtyard (425) 869-5300

Comments:                     This is an all-suite Courtyard Inn in good
                              condition at the the time of sale. No financial information was divulged by Mr. Hubert or any other parties. The majority of the clientele is the corporate or business traveler.

--------------------------------------------------------------------------------

Hotel Sale

--------------------------------------------------------------------------------
                             IMPROVED SALE NUMBER 5
--------------------------------------------------------------------------------

Property Identification
-----------------------

Name:                         Park Plaza Suites

Address/Location:             1011 Pike Street

City/County/State:            Seattle, King County, Washington

Urban    ___X____
Suburban ________
Airport  ________
Resort   ________
Highway  ________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Transaction Data
----------------

Grantor:                      Park Plaza Suites, Ltd.

Grantee:                      Patriot American Hospitality

Date of Sale:                 3/15/96

Sale Price:                   $25,327,800 (Going-concern including real estate,
                              furniture, fixtures and equipment)

Sale Price Per Room:          $130,555.67

Terms:                        Cash to Seller

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Physical Data:
--------------

Number of Rooms:              194

Year Built:                   1991

Type Construction:            Steel frame/brick exterior

Restaurant:                   Yes

Meeting Facilities:           Three meeting rooms

Other Facilities:             Indoor pool, exercise room, spa and lounge.

Number of Stories:            8

Condition:                    Good

Deferred Maintenance:         None

--------------------------------------------------------------------------------

Hotel Sale

--------------------------------------------------------------------------------
                        IMPROVED SALE NUMBER 5 (Cont'd.)
--------------------------------------------------------------------------------

Operating Data:
---------------

Occupancy:                    N/A

Average Daily Room Rate:      N/A

Net Operating Income:         N/A

Room Revenue:                 N/A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Value Indicators/Ratio Analysis
-------------------------------

Sale Price Per Room:          $130,556

Overall Rate:                 N/A

Room Multiplier:              N/A

Room Revenue Per Unit:        N/A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Confirmation:                 David Cottler with West Coast Hotels (206)
                              441-9856

Comments:                     This is the sale of an all suite property located
                              in Seattle. The property was in good condition at the time of sale. Mr. Cottler with West Coast
                              Hotel managed the property prior to the time of sale and could not divulge any information on the operating statements.

--------------------------------------------------------------------------------

Hotel Sale

--------------------------------------------------------------------------------
                             IMPROVED SALE NUMBER 6
--------------------------------------------------------------------------------

Property Identification
-----------------------

Name:                         Bellevue Hilton

Address/Location:             100 112th Avenue

City/County/State:            Bellevue, Washington

Urban    ___X____
Suburban ________
Airport  ________
Resort   ________
Highway  ________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Transaction Data
----------------

Grantor:                      Chrisbell Hospitality

Grantee:                      Equistar Bellevue Co., LLC

Date of Sale:                 8/3/95

Sale Price:                   $12,300,000 (Going-concern including real estate,
                              furniture, fixtures and equipment)

Sale Price Per Room:          $68,333.33

Terms:                        Cash to Seller

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Physical Data:
--------------

Number of Rooms:              180

Year Built:                   1979

Type Construction:            Steel frame/brick exterior

Restaurant:                   Yes

Meeting Facilities:           Four meeting rooms

Other Facilities:             Indoor pool, exercise room, spa and lounge.

Number of Stories:            6

Condition:                    Good

Deferred Maintenance:         None

--------------------------------------------------------------------------------

Hotel Sale

--------------------------------------------------------------------------------
                        IMPROVED SALE NUMBER 6 (Cont'd.)
--------------------------------------------------------------------------------

Operating Data:
---------------

Occupancy:                    65.0%

Average Daily Room Rate:      $60.05

RevPar:                       $39.03

Net Operating Income:         $1,107,000

Room Revenue:                 $2,564,435

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Value Indicators/Ratio Analysis
-------------------------------

Sale Price Per Room:

Overall Rate:                 9.00%

Room Multiplier:              4.80

Room Revenue Per Unit:        $14,247

Expense Ratio:                43.17%

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Confirmation:                 James Ratovich and Associates, Inc.

Comments:                     This property is located near Interstate Highway
                              405 and Main Street in Bellevue. The property is well located and caters to the business travel

--------------------------------------------------------------------------------

                 STATE OF OREGON TEMPORARY PRACTICE REGISTRATION

================================================================================
                                                                 STATE OF OREGON
                                      DEPARTMENT OF CONSUMER & BUSINESS SERVICES
                                     APPRAISER CERTIFICATION AND LICENSURE BOARD
                                                 350 WINTER STREET N.E., Room 21
                                                             SALEM, OREGON 97310

[SEAL][ILLEGIBLE]

                         TEMPORARY PRACTICE REGISTRATION

                                                                 NUMBER: TNR0386
                                                                         -------

                                Darrell J. Kelsoe
                        711 Louisiana Street, Suite 1300
                                Houston, TX 77002

            POSSESSES A CURRENT AND VALID CERTIFICATE IN THE STATE OF

                                      Texas
                                  TX-1324469-G

              HAS COMPLIED WITH THE REQUIREMENTS OF CHAPTER 674 AND
              CHAPTER 161 OF THE OREGON APPRAISER CERTIFICATION AND
               LICENSURE BOARD ADMINISTRATIVE RULES TO QUALIFY TO
              RECEIVE A TEMPORARY PRACTICE PERMIT TO OPERATE IN THE
                      STATE OF OREGON IN THE CAPACITY OF A

                        STATE CERTIFIED GENERAL APPRAISER
                        ---------------------------------

                TO PERFORM THE FOLLOWING ASSIGNMENT FOR A PERIOD
                                  ENCOMPASSING:

                         THE ENTIRE APPRAISAL ASSIGNMENT

             YOU ARE AUTHORIZED TO APPRAISE THE FOLLOWING PROPERTIES
            WITHIN THE SCOPE OF A STATE CERTIFIED GENERAL APPRAISER,
                           IN THE STATE OF OREGON FOR:

                             CLIENT: Merrill Lynch,
                             ----------------------

                             Shilo Inn & Restaurant
                             ----------------------
                               1501 NW 40th Place
                                Lincoln City, OR

                     EFFECTIVE THIS 20th DAY OF August, 1997


                                 /s/ [ILLEGIBLE]
--------------------------------------------------------------------------------
      BY: ADMINISTRATOR OREGON APPRAISER CERTIFICATION AND LICENSURE BOARD
================================================================================

                                 INSURABLE VALUE

                           InsurableValue Calculation

--------------------------------------------------------------------------------
PROPERTY NAME                                       Shilo Inn / Lincoln City
--------------------------------------------------------------------------------
Address I:                                           1501 N.W. 40th Place
--------------------------------------------------------------------------------
Address II:                                            Lincoln City, Oregon
--------------------------------------------------------------------------------
Customer Tracking No.:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BASE COST (including Development Profit) (1)
 Main Structure                                                        $119.87
 Sprinkler                                                               $0.58
 Other                                                                     N/A
 Apply Adjustments and/or Multipliers                                   1.1536
                                                                   -----------
TOTAL BASE COST PER SQUARE FOOT (2)                                    $138.95
Multiply Building Area Square Footage                                  141,730
                                                                   -----------
--------------------------------------------------------------------------------
  TOTAL REPLACEMENT COST NEW                                       $19,693,542
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
INCLUSIONS
                                              Per S.F.  Percent
                                              -----------------
 Demolition                                      $2.92     2.1%       $413,564
                                              -----------------

--------------------------------------------------------------------------------
  TOTAL INCLUSIONS                                                    $413,564
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
EXCLUSIONS
                                              -----------------
                                              Per S.F.  Percent
                                              -----------------
 Foundations                                     $4.17     3.0%       $590,806
                                              -----------------
 Site Work                                       $1.39     1.0%       $196,935
                                              -----------------
 Site Improvements                               $2.78     2.0%       $393,871
                                              -----------------
 Architecht's Fees                               $8.75     6.3%     $1,240,693
                                              -----------------
 Underground Piping                              $1.39     1.0%       $196,935
                                              -----------------    -----------

--------------------------------------------------------------------------------
  TOTAL EXCLUSIONS                                                  $2,619,241
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CONCLUDED INSURABLE VALUE
 Total Replacement Cost New                                        $19,693,542
 Less Total Exclusions                                             ($2,619,241)
 Add Total Inclusions                                                 $413,564
                                                                   -----------

--------------------------------------------------------------------------------
  CONCLUDED INSURABLE VALUE                                        $17,487,866
--------------------------------------------------------------------------------

(1) Based on a reconciliation between the Marshall Valuation Service and the actual construction costs.

(2)   Includes soft costs and blended rate for all buildings.

                               SUBJECT PHOTOGRAPHS

                                [GRAPHIC OMITTED]

                             Salishan Lodge (SCG 1)

                                [GRAPHIC OMITTED]

                           Inn at Spanish Head (SCG 2)


ARTHUR                                                     Subject's Competitive
ANDERSEN                                                       Group Photographs

                                [GRAPHIC OMITTED]

                            Shilo Inn Newport (SCG 3)

                               PHOTO NOT AVAILABLE

                            Shilo Inn Seaside (SCG 4)


ARTHUR                                                     Subject's Competitive
ANDERSEN                                                       Group Photographs

                                [GRAPHIC OMITTED]

                 Street scene of N.W. 40th Place (looking north)

                                [GRAPHIC OMITTED]

                          Interior view of typical room


ARTHUR                                                                   Subject
ANDERSEN                                                             Photographs

                                [GRAPHIC OMITTED]

                              View of parking area

                                [GRAPHIC OMITTED]

                               View of building A


ARTHUR                                                                   Subject
ANDERSEN                                                             Photographs

                                [GRAPHIC OMITTED]

                               View of building B

                                [GRAPHIC OMITTED]

                               View of building C


ARTHUR                                                                   Subject
ANDERSEN                                                             Photographs

                                [GRAPHIC OMITTED]

                               View of building D

                                [GRAPHIC OMITTED]

                     View of office and restaurant building


ARTHUR                                                                   Subject
ANDERSEN                                                             Photographs

                                [GRAPHIC OMITTED]

                             View of restaurant area

                                [GRAPHIC OMITTED]

                               View of lounge area


ARTHUR                                                                   Subject
ANDERSEN                                                             Photographs

                                [GRAPHIC OMITTED]

                              View of kitchen area

                                [GRAPHIC OMITTED]

                                View of pool area


ARTHUR                                                                   Subject
ANDERSEN                                                             Photographs

                                [GRAPHIC OMITTED]

                                View of spa area

                                [GRAPHIC OMITTED]

                         View of administrative offices


ARTHUR                                                                   Subject
ANDERSEN                                                             Photographs

                                [GRAPHIC OMITTED]

                              View of exercise area

                                [GRAPHIC OMITTED]

                               View of lobby area


ARTHUR                                                                   Subject
ANDERSEN                                                             Photographs

                                [GRAPHIC OMITTED]

                              View of meeting room

                                [GRAPHIC OMITTED]

                          Interior view of typical room


ARTHUR                                                                   Subject
ANDERSEN                                                             Photographs

                           LOAN COMMITTEE PRESENTATION

================================================================================
--------------------------------------------------------------------------------

=======================================================================================================================
                                                      Appraisal
=======================================================================================================================
-----------------------------------------------------------------------------------------------------------------------
     Appraisal Firm: Arthur Andersen. - Houston                      Final Value: $30,500,000     Value Date: 08/14/97
-----------------------------------------------------------------------------------------------------------------------
     Appraiser Name: Darrell J. Kelsoe and David H. Trahan, MAI  Appraiser Phone #: (713) 237-2885
-----------------------------------------------------------------------------------------------------------------------
        Reviewed By: Will Heishman                                   Review Date: Input
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                   Income Approach
-----------------------------------------------------------------------------------------------------------------------
             Direct Capitalization                                  Discounted Cash Flow
-----------------------------------------------------------------------------------------------------------------------
Capitalization Rate: 10.00%                                     Terminal Cap Rate: 11.00%
-----------------------------------------------------------------------------------------------------------------------
                NOI: $3,091,574                                    Discount Rate: 13.00%
-----------------------------------------------------------------------------------------------------------------------
   Direct Cap Value: $30,900,000                              DCF Approach Value: $30,300,000
-----------------------------------------------------------------------------------------------------------------------
                 Reconciled Income Approach Value: $30,500,000
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                    Other Methods
-----------------------------------------------------------------------------------------------------------------------
               Cost Approach                                       Sale Comparison Approach
-----------------------------------------------------------------------------------------------------------------------
               Land: $4,700,000                                            Value: $29,400,000
-----------------------------------------------------------------------------------------------------------------------
       Improvements: $24,800,000
-----------------------------------------------------------------------------------------------------------------------
              Value: $29,500,000
-----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    Comments
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
SALES COMPARABLES

                   Un-Adjusted    Adjusted    Cap
Property Name      Sales/Room   Sales/Room   Rate
-------------      -----------  ----------   ----
Valley River Inn    $72,957                  8.88%
Roosevelt Hotel    $105,298                  8.67%
Gateway Hotel       $75,172                 10.03%
Marriott Courtyard  $76,316                   N/A
Park Plaza Suites  $130,556                   N/A
Bellevue Hilton     $68,333                 9.00%

--------------------------------------------------------------------------------
RENT COMPARABLES

                     Average             Average
Property Name            ADR           Occupancy
-------------            ---           ---------

Lodge                    N/A                 N/A
Inn at Spanish Head      N/A                 N/A
Shilo Inn - Newport  $100.34             $53.00%
Shilo Inn - Seaside  $129.37             $58.00%

--------------------------------------------------------------------------------
              Comments
================================================================================

--------------------------------------------------------------------------------
================================================================================

================================================================================
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              RENTAL COMPARABLE #1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

------------------------------------------------------
        Property Name: Salishan Lodge
------------------------------------------------------
     Property Address: 1501 NW 40th Place
                       Gleneden Beach, OR
------------------------------------------------------

------------------------------------------------------
    Gross Square Feet: N/A
------------------------------------------------------

------------------------------------------------------
Distance from Subject: 8 miles
------------------------------------------------------
Comparison to Subject: Superior
------------------------------------------------------
                  Age: 32 years
------------------------------------------------------

------------------------------------------------------
      Number of Rooms: 201
------------------------------------------------------

--------------------------------------------------------------------------------
Major Tenants          Square Feet        Rent Rent/sf           Net or Gross
--------------------------------------------------------------------------------
Room Rates range from $89.00 to $169.00 in the winter to $139.00 to $2l9.00 in summer.

         Asking Rents:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             Comments: Several attempts were made to verify the ADR and ---------------------- occupancy; however, they would not divulge the information.
                      ----------------------------------------------------------

--------------------------------------------------------------------------------
Source of Information: Salishan Lodge (541) 764-3600
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
================================================================================

================================================================================
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              RENTAL COMPARABLE #2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

------------------------------------------------------
        Property Name: Inn at Spanish Head
------------------------------------------------------
     Property Address: 4009 SW Highway 101
                       Lincoln City, OR
------------------------------------------------------

------------------------------------------------------
    Gross Square Feet: N/A
------------------------------------------------------

------------------------------------------------------
Distance from Subject: 6 miles
------------------------------------------------------
Comparison to Subject: Comparable
------------------------------------------------------
                  Age: 29 years
------------------------------------------------------

------------------------------------------------------
      Number of Rooms: 119
------------------------------------------------------

--------------------------------------------------------------------------------
Major Tenants          Square Feet        Rent Rent/sf           Net or Gross
--------------------------------------------------------------------------------
Room rates range from $119.00 to $189.00 in the winter to $129.00 to $209.00 in summer.

         Asking Rents:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             Comments: Several attempts were made to verify the ADR and ---------------------- occupancy; however, they would not divulge the information.
                      ----------------------------------------------------------

--------------------------------------------------------------------------------
Source of Information: Inn at Spanish Head (541) 996-2161
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
================================================================================

================================================================================
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              RENTAL COMPARABLE #3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

------------------------------------------------------
        Property Name: Shilo Inn - Newport
------------------------------------------------------
     Property Address: 536 SW Elizabeth Street
                       Newport, OR
------------------------------------------------------

------------------------------------------------------
    Gross Square Feet: N/A
------------------------------------------------------

------------------------------------------------------
Distance from Subject: Approximately 25 miles
------------------------------------------------------
Comparison to Subject: Slightly superior
------------------------------------------------------
                  Age: 8 years
------------------------------------------------------

------------------------------------------------------
      Number of Rooms: 179
------------------------------------------------------

--------------------------------------------------------------------------------
Major Tenants          Square Feet        Rent Rent/sf           Net or Gross
--------------------------------------------------------------------------------
Room Rates range from $99.00 to $179.00 in the winter and summer.

         Asking Rents:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             Comments:
----------------------

                      ----------------------------------------------------------

--------------------------------------------------------------------------------
Source of Information: Mr. Damien Ranger Shilo Inn Hotels (503) 641-6565
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
================================================================================

================================================================================
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              RENTAL COMPARABLE #4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

------------------------------------------------------
        Property Name: Shilo Inn - Seaside
------------------------------------------------------
     Property Address: 30 N. Prom
                       Seaside, OR
------------------------------------------------------

------------------------------------------------------
    Gross Square Feet: N/A
------------------------------------------------------

------------------------------------------------------
Distance from Subject: Approximately 80 miles
------------------------------------------------------
Comparison to Subject: Inferior
------------------------------------------------------
                  Age: 12 years
------------------------------------------------------

------------------------------------------------------
      Number of Rooms: 113
------------------------------------------------------

--------------------------------------------------------------------------------
Major Tenants          Square Feet        Rent Rent/sf           Net or Gross
--------------------------------------------------------------------------------
Room Rates range from $62.00 to $128.00 in the winter and from $135.00 to $230.00 in the summer.

         Asking Rents:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             Comments:
----------------------

                      ----------------------------------------------------------

--------------------------------------------------------------------------------
Source of Information: Mr. Damien Ranger Shilo Inn Hotels (503) 641-6565
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
================================================================================

================================================================================
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               SALES COMPARABLE #1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

------------------------------------------------------
        Property Name: Valley River Inn
------------------------------------------------------
     Property Address: 1000 Valley River Way
------------------------------------------------------
                       Eugene, OR
------------------------------------------------------

------------------------------------------------------
    Gross Square Feet: N/A
------------------------------------------------------

------------------------------------------------------
Distance from Subject: Approximately 80 miles
------------------------------------------------------
Comparison to Subject: Inferior
------------------------------------------------------
                  Age: 24 years
------------------------------------------------------

------------------------------------------------------
      Number of Rooms: 257
------------------------------------------------------

------------------------------------------------------
          Sales Price: $18,750,000
------------------------------------------------------
           Sales Date: 8/1/96
------------------------------------------------------
 Net Operating Income: $1,665,526
------------------------------------------------------

------------------------------------------------------
     Sales Price/Room: $72,957.20
------------------------------------------------------
  Capitalization Rate: 8.88%
------------------------------------------------------
    Gross Income Mult: 3.38
------------------------------------------------------

------------------------------------------------------
     Seller Financing: No
------------------------------------------------------

--------------------------------------------------------------------------------
             Comments:
----------------------

                      ----------------------------------------------------------

--------------------------------------------------------------------------------
Source of Information: Ron Gladney with Valley River Inn (541) 687-0123
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
================================================================================

================================================================================
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               SALES COMPARABLE #2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

------------------------------------------------------
        Property Name: Westcoast Roosevelt Hotel
------------------------------------------------------
     Property Address: 1531 7th Avenue
------------------------------------------------------
                       Seattle, WA
------------------------------------------------------

------------------------------------------------------
    Gross Square Feet: N/A
------------------------------------------------------

------------------------------------------------------
Distance from Subject: 100+ miles
------------------------------------------------------
Comparison to Subject: Inferior
------------------------------------------------------
                  Age: 68 years
------------------------------------------------------

------------------------------------------------------
      Number of Rooms: 151
------------------------------------------------------

------------------------------------------------------
          Sales Price: $15,900,000
------------------------------------------------------
           Sales Date: 4/1/96
------------------------------------------------------
 Net Operating Income: $1,379,000
------------------------------------------------------

------------------------------------------------------
     Sales Price/Room: $105,298.01
------------------------------------------------------
  Capitalization Rate: 8.67%
------------------------------------------------------
    Gross Income Mult: 4.88
------------------------------------------------------

------------------------------------------------------
     Seller Financing: No
------------------------------------------------------

--------------------------------------------------------------------------------
             Comments:
----------------------

                      ----------------------------------------------------------

--------------------------------------------------------------------------------
Source of Information: David Cottler with Westcoast Hotels (206) 441-9856
--------------------------------------------------------------------------------
================================================================================

================================================================================
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               SALES COMPARABLE #3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

------------------------------------------------------
        Property Name: Westcoasts Gateway Hotel
------------------------------------------------------
     Property Address: 18415 International Boulevard
                       Seattle, WA
------------------------------------------------------

------------------------------------------------------
    Gross Square Feet: N/A
------------------------------------------------------

------------------------------------------------------
Distance from Subject: 100+ miles
------------------------------------------------------
Comparison to Subject: Inferior
------------------------------------------------------
                  Age: 7 years
------------------------------------------------------

------------------------------------------------------
      Number of Rooms: 145
------------------------------------------------------

------------------------------------------------------
          Sales Price: $10,900,000
------------------------------------------------------
           Sales Date: 4/27/96
------------------------------------------------------
 Net Operating Income: $1,093,000
------------------------------------------------------

------------------------------------------------------
     Sales Price/Room: $75,172.41
------------------------------------------------------
  Capitalization Rate: 10.03%
------------------------------------------------------
    Gross Income Mult: 4.83
------------------------------------------------------

------------------------------------------------------
     Seller Financing: No
------------------------------------------------------

--------------------------------------------------------------------------------
             Comments:
----------------------

                      ----------------------------------------------------------

--------------------------------------------------------------------------------
Source of Information: David Cottler with Westcoast Hotels
                      (206) 441-9856
--------------------------------------------------------------------------------
================================================================================

================================================================================
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               SALES COMPARABLE #4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

------------------------------------------------------
        Property Name: Marriott Courtyard
------------------------------------------------------
     Property Address: 14615 NE 29th Place
                       Bellevue WA
------------------------------------------------------

------------------------------------------------------
    Gross Square Feet: N/A
------------------------------------------------------

------------------------------------------------------
Distance from Subject: 100+ miles
------------------------------------------------------
Comparison to Subject: Inferior
------------------------------------------------------
                  Age: 7 years
------------------------------------------------------

------------------------------------------------------
      Number of Rooms: 152
------------------------------------------------------

------------------------------------------------------
          Sales Price: $11,600,000
------------------------------------------------------
           Sales Date: 3/27/96
------------------------------------------------------
 Net Operating Income: N/A
------------------------------------------------------

------------------------------------------------------
     Sales Price/Room: $76,315.79
------------------------------------------------------
  Capitalization Rate: 0.00%
------------------------------------------------------
    Gross Income Mult: N/A
------------------------------------------------------

------------------------------------------------------
     Seller Financing: No
------------------------------------------------------

--------------------------------------------------------------------------------
             Comments: Several attempts were made to verify the ADR and ---------------------- occupancy; however, they would not divulge the information.
                      ----------------------------------------------------------

--------------------------------------------------------------------------------
Source of Information: Greg Hubert with Courtyard (425) 869-5300
--------------------------------------------------------------------------------
================================================================================

================================================================================
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               SALES COMPARABLE #5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

------------------------------------------------------
        Property Name:  Park Plaza Suites
------------------------------------------------------
     Property Address:  1011 Pike Street
                        Seattle, WA
------------------------------------------------------

------------------------------------------------------
    Gross Square Feet:  N/A
------------------------------------------------------

------------------------------------------------------
Distance from Subject: 100+ miles
------------------------------------------------------
Comparison to Subject: Superior
------------------------------------------------------
                  Age: 6 years
------------------------------------------------------

------------------------------------------------------
      Number of Rooms: 194
------------------------------------------------------

------------------------------------------------------
          Sales Price: $25,327,800
------------------------------------------------------
           Sales Date: 3/15/96
------------------------------------------------------
 Net Operating Income: N/A
------------------------------------------------------

------------------------------------------------------
     Sales Price/Room: $130,555.67
------------------------------------------------------
  Capitalization Rate: 0.00%
------------------------------------------------------
    Gross Income Mult: N/A
------------------------------------------------------

------------------------------------------------------
     Seller Financing: No
------------------------------------------------------

--------------------------------------------------------------------------------
             Comments: Several attempts were made to verify the ADR and ---------------------- occupancy; however, they would not divulge the information.
                      ----------------------------------------------------------

--------------------------------------------------------------------------------
Source of Information: David Cottler with Westcoast Hotels (206) 441-9856
--------------------------------------------------------------------------------
================================================================================

================================================================================
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               SALES COMPARABLE #6
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

------------------------------------------------------
        Property Name: Bellevue Hilton
------------------------------------------------------
     Property Address: 100 112th Avenue
                       Bellevue, WA
------------------------------------------------------

------------------------------------------------------
    Gross Square Feet: N/A
------------------------------------------------------

------------------------------------------------------
Distance from Subject: 100+ miles
------------------------------------------------------
Comparison to Subject: Inferior
------------------------------------------------------
                  Age: 34914
------------------------------------------------------

------------------------------------------------------
      Number of Rooms: 180
------------------------------------------------------

------------------------------------------------------
          Sales Price: $12,300,000
------------------------------------------------------
           Sales Date: 8/3/95
------------------------------------------------------
 Net Operating Income: $1,107,000
------------------------------------------------------

------------------------------------------------------
     Sales Price/Room: $68,333.33
------------------------------------------------------
  Capitalization Rate: 9.00%
------------------------------------------------------
    Gross Income Mult: 4.80
------------------------------------------------------

------------------------------------------------------
     Seller Financing: No
------------------------------------------------------

--------------------------------------------------------------------------------
             Comments:
----------------------

                      ----------------------------------------------------------

--------------------------------------------------------------------------------
Source of Information: James Ratovich and Associates
--------------------------------------------------------------------------------
================================================================================

================================================================================
================================================================================

--------------------------------------------------------------------------------
                          Rental Comps Adjustment Grid
--------------------------------------------------------------------------------

An adjustment grid is not applicable for hotel properties.

--------------------------------------------------------------------------------
                                    Comments
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           Sale Comps Adjustment Grid
--------------------------------------------------------------------------------

See pages 39 thru 42 for discussion of the Sales Comparison Approach.

--------------------------------------------------------------------------------
                                    Comments
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
================================================================================